                                                                   Exhibit 10.45

                             SECURED LOAN AGREEMENT


     This secured loan agreement (the "Agreement") is made and entered into this 31st day of January, 1997 by and between HFMI Acquisition Corporation, a Delaware corporation (the "Company"), and Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                    Recitals
                                    --------


     The Company intends to engage in the business of owning and operating, outside the states of Georgia and Alabama, megastores, supermarkets, or other retail or convenience stores specializing in perishable food products, including by way of example and not by limitation, fresh fruits and vegetables, fresh meats, poultry and seafood; fresh bakery goods; freshly made ready-to-eat, ready-to-heat and ready-to-cook prepared foods; deli, cheese and dairy products; and/or specialty; hard-to-find; and gourmet nonperishable food products, kitchen-oriented housewares, floral items, grocery items, natural health and beauty aids, wines and imported and domestic beers. In order to facilitate implementation of its business plan, the Company desires to enter into this Agreement and to borrow up to $17,000,000 from Boston Chicken, and Boston Chicken desires to enter into this Agreement and to make such loan to the Company, upon the terms and subject to the conditions set forth herein.


                                   Covenants
                                   ---------

     In consideration of the mutual representations, warranties, and covenants set forth herein, and in consideration of any advances made hereunder to or for the benefit of the Company by Boston Chicken, the parties hereto agree as follows:

                                   ARTICLE I


                                   The Loan
                                   --------

          1.1 The Loan; Promissory Note. Boston Chicken agrees, on the terms and subject to the conditions hereinafter set forth, including, but not limited to the limitation on the amount available from time to time to be borrowed hereunder set forth in Section 1.2 hereof, to advance at any time and from time to time during the period commencing on the date hereof and ending on the last day of the second Retail Period (defined below) in Boston Chicken's fiscal year 2000 (the "Draw Loan Termination Date"), amounts requested by the Company in an aggregate principal amount not to exceed $17,000,000 (the "Loan"). Each advance of the Loan (an "Advance") shall be in a minimum amount of $100,000, and shall be made by wire transfer of Boston Chicken to the account of the Company. The Loan shall be evidenced by a promissory note (the "Note") of even date herewith in the form attached hereto as Exhibit A.

          1.2 Maximum Principal Balance. The maximum aggregate principal balance of the Loan at any time outstanding shall not exceed $17,000,000, less the principal amount of conversions under Section 1.7 and option exercises under
Section 1.8 ("Maximum Principal Balance"), provided that, notwithstanding the foregoing, at the time of each Advance hereunder, and after giving effect thereto, the ratio of the outstanding principal balance of the Loan to the funded cash equity of the Company shall not exceed 1.31 to 1 (the "Borrowing Ratio"). In the event the Company receives the proceeds of an Advance on a day when, after giving effect to such Advance, the Borrowing Ratio is exceeded, the Company shall repay to Boston Chicken such amount of the Loan as is necessary to cause compliance with the Borrowing Ratio.

          1.3 The Loan Account. Boston Chicken shall maintain a loan account on its books in which shall be recorded all Advances made by Boston Chicken to the Company pursuant to this Agreement, and all payments made by the Company with respect to the Loan; provided, however, that failure to maintain such account or record any Advances therein shall not relieve the Company of its obligations to repay the outstanding principal amount of the Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Agreement and the Note.

          1.4 Interest Rate and Payment. (a) Interest shall accrue daily on the aggregate outstanding principal balance of the Loan, for the period commencing on the date the Loan is made until the Loan is paid in full, at a per annum rate equal to the rate designated and announced by Bank of America Illinois or its successor in interest (the "Bank") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which the Bank adjusts its "reference rate." Interest on the outstanding principal amount of the Loan shall be payable in arrears on the dates set forth herein and at maturity (whether at stated maturity, by acceleration or otherwise).

               (b) During the Interest Payment Period (as defined below) the Company shall pay to Boston Chicken interest only on the outstanding principal balance of the Loan on the first day of each Retail Period, commencing on the first day of the Retail Period immediately following the first Retail Period in which the Company initially draws on the Loan under this Agreement through and including the Draw Loan Termination Date (the "Interest Payment Period"). Thereafter the Company shall pay principal and interest as provided in Section 1.5.

               (c) Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

               (d) Any principal payment due under the Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

          1.5 Repayment of the Loan. If not earlier paid or if not accelerated for payment, the outstanding principal amount of the Loan shall, at the close of business on the Draw Loan Termination Date, thereafter become an amortized term Loan payable as follows: the principal balance of the Loan shall be payable to Boston Chicken in 65 substantially equal periodic installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such outstanding principal balance of the Loan as of such date in 130 substantially equal periodic installments of principal), plus accrued but unpaid interest, on the first day of each of Boston Chicken's 13 consecutive four-week periods used for accounting purposes (each a "Retail Period"), commencing on the first day of the third Retail Period in Boston Chicken's fiscal year 2000 and continuing until the first day of the third Retail Period in Boston Chicken's fiscal year 2005, when the entire remaining principal balance of the Loan and all interest accrued thereon shall be due and payable.

          1.6 Term of this Agreement. This Agreement and all covenants and agreements of the Company hereunder shall be effective as of the date of its execution (the "Closing Date") and shall continue in effect until the last to occur of (i) the exercise, expiration, or other termination of all remaining option rights granted in Section 1.8 hereof, (ii) the exercise, expiration, or other termination of all of the remaining conversion rights granted in Section
1.7 hereof, (iii) the date on which there is no amount (principal or interest) remaining outstanding under the Note, and (iv) the date on which Boston Chicken no longer has an obligation to make any Advances hereunder if the Company were to make a valid request for an Advance pursuant to and in accordance with
Article III hereof.

          1.7 Convertibility. (a) On the terms and subject to the conditions set forth in the Note, any portion of the outstanding principal balance of the Loan is convertible at the election of the holder of the Note into shares of voting common stock of the Company (herein called the "Common Stock"), at any time and from time to time after both of the following have occurred: (i) February 1, 1998, and (ii) the earlier to occur of (A) completion of an initial public offering of shares of Common Stock of the Company registered pursuant to the Securities Act of 1933, as amended, with the Securities and Exchange Commission, pursuant to which the Company receives gross proceeds of not less than $15,000,000 (a "Qualified Public Offering"), or (B) the Tangible Net Worth (as defined below) of the Company equals or exceeds $25,000,000 as of the end of any fiscal quarter of the Company ending after February 1, 1998, and up to the later of (x) the date on which the Company has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or (y) the first day of the ninth Retail Period in the Company's fiscal year 2005; provided, however, that nothing herein shall impair, restrict or prohibit the exercise of remedies, including exercise of the conversion right, under Section
8.2 hereof upon the occurrence of a Default. Upon such conversion, that portion of principal so converted shall be deemed to be paid in full upon the delivery to the holder of the Note of a certificate or certificates representing the proper number to be issued to the holder of the Note upon such conversion. Conversion of any portion of the principal balance of the Loan shall not relieve the Company of its obligation to pay any accrued but unpaid interest through the date of conversion on the portion of the principal balance of the Loan so converted. In no event shall interest be convertible into Common Stock in the Company. For purposes hereof, "Tangible

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Net Worth" of the Company shall mean, as of any date, (a) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of the Company, less (b) the net book value of all items of the following character which are included in the assets of such person: (i) goodwill, including, without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) deferred taxes and deferred charges, (vi) franchises, licenses and permits, and (vii) other assets which are deemed intangible assets under generally accepted accounting principles.

          (b) Upon any conversion under this Section 1.7, Boston Chicken's obligation to make additional advances to the Company under this Agreement shall be reduced by an amount equal to such conversion amount.

          1.8 Option. (a) Boston Chicken shall have the option, at any time and from time to time after both of the following have occurred: (i) February 1, 1998, and (ii) the earlier to occur of (A) completion of a Qualified Public Offering, or (B) the Tangible Net Worth of the Company equals or exceeds $25,000,000 as of the end of any fiscal quarter of the Company ending after February 1, 1998, and up to the later of (x) the date on which the Company has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or (y) the first day of the ninth Retail Period in the Company's fiscal year 2005, to purchase at the Conversion Price (as defined in the Note) up to that number of Shares equal to (A) the Option Amount, divided by
(B) the Conversion Price (the "Option"); provided, however, that nothing herein shall impair, restrict or prohibit the exercise of remedies, including exercise of the Option, under Section 8.2 hereof upon the occurrence of a Default. For purposes of this Section 1.8, the Option Amount shall mean (x) the Maximum Principal Balance (without giving effect to any borrowing limitation set forth in this Agreement), less (y) the sum of (1) the dollar amount of the outstanding principal balance of the Loan (whether such amount is the result of a reduction in principal due to the repayment of the Loan or the failure by the Company to request advances hereunder or otherwise) and (2) the dollar amount of all previous conversions under Section 1.7 hereof and exercises of the Option under this Section 1.8, in each case on the date Boston Chicken notifies the Company of its intention to exercise the Option.

               (b)  Upon exercise of any portion of the Option under this
Section 1.8, Boston Chicken's obligations to make additional Advances to the Company under this Agreement shall be reduced by an amount equal to the amount of such Option exercise.

          1.9 One Obligation. All Advances made hereunder, and all interest accrued thereon, shall constitute one obligation of the Company secured by the security interests granted by this Agreement and by all other security interests, liens, claims, and encumbrances from time to time hereafter granted to Boston Chicken by the Company.

          1.10 Credit Resources. The Company acknowledges that Boston Chicken has informed it that Boston Chicken does not currently and may not from time to time in the future have cash, cash equivalents, and credit resources sufficient to permit Boston Chicken to necessarily make all requested Advances under this Agreement and all other similar agreements with financed area developers and franchisees while maintaining sufficient working capital for Boston Chicken's operating needs. The Company agrees that in the event Boston Chicken shall fail to fund the Loan as and to the extent required hereby solely as a result of the unavailability to Boston Chicken of cash and/or credit resources to fund the Loan and not as a result of any failure of the Company to satisfy the conditions precedent to Advances or of the occurrence of a Default or Event of Default hereunder (a "Funding Default"), such Funding Default shall not (a) constitute fraud (by any person or entity, including Boston Chicken and its successors and assignees) or (b) give rise to any liability of any person or entity (other than Boston Chicken and its successors and assignees) in any other tort, and the Company further agrees that it shall be limited to its remedies in contract and in tort as specified in clause (b) above against Boston Chicken. Boston Chicken and the Company agree that this Section 1.10 shall not diminish or otherwise affect in any way the amount of damages for which Boston Chicken may be liable to the Company in a contract or non-fraud tort action for a Funding Default.

          1.11 Payment Method. (a) All payments to be made by the Company hereunder shall be made in lawful money of the United States, in immediately available funds, without setoff, counterclaim, deduction or withholding of any type.

               (b) So long as funds are available to be borrowed by the Company hereunder, the Company authorizes Boston Chicken (i) to make daily Advances on behalf of the Company under the Loan Agreement in accordance with Boston Chicken's customary practices and procedures to provide funds to the Company to cover payables, intercompany charges, and other charges previously approved by the Company, and regardless of whether the Company has specifically requested such Advance and without waiver of any rights of Boston Chicken hereunder, and
(ii) to make Advances hereunder from time to time to pay interest on the Loan if the Company does not pay interest when due.

                                   ARTICLE II

                            Security and Collateral
                            -----------------------

          2.1 Security Interest. To secure payment and performance of the Company's obligations hereunder and under the Note, and all other obligations of the Company to Boston Chicken, whether now existing or hereafter arising, the Company hereby grants to Boston Chicken a continuing security interest in and to the following property and interests in property, whether now owned or hereafter acquired by the Company and wheresoever located:

               (a) all of the Company's real estate, accounts, equipment (including, but not limited to machinery, furniture, fixtures, tools, vehicles, and other tangible property), inventory, leasehold improvements, contract rights (including its rights as lessee under all leases of real property), general intangibles, trademarks, service marks, trade names, logos, trade secrets, copyrights, patents, licenses, intellectual property, deposit accounts, tax refunds, chattel paper, instruments, notes, letters of credit, documents, documents of title, and equity interests in any Subsidiary (as defined in Section 6.11 hereof) of the Company;

               (b) all insurance proceeds of or relating to any of the foregoing;

               (c) all of the Company's books, records, and computer programs and data relating to any of the foregoing; and

               (d) all accessories and additions to, substitutions for, and replacements, products, and proceeds of, any of the foregoing (all of the foregoing, and all of the security described in Sections 2.2, being referred to collectively as the "Collateral").

          2.2 Subsidiary Security Documents. The Company shall cause each person or entity becoming a Subsidiary of the Company from time to time to execute and deliver to Boston Chicken, within five days after such person or entity becomes a Subsidiary, a security agreement substantially in the form attached hereto as Exhibit D, together with all financing statements and other related documents (including real estate mortgages) as Boston Chicken may request and such closing documents with respect to such Subsidiary of the type described in Article VII as Boston Chicken may request, sufficient to grant to Boston Chicken liens and security interests in all assets of each Subsidiary of the type described in Section 2.1. The Company shall from time to time execute and deliver to Boston Chicken, within five days after a person or entity becomes a Subsidiary of the Company, a pledge agreement substantially in the form of Exhibit C and modified appropriately (or other agreement collaterally assigning all equity interest in such Subsidiary), pursuant to which the Company shall grant a security interest in favor of Boston Chicken in and to all shares of capital stock (or other equity interests) of such Subsidiary, together with the stock certificates or other evidence of ownership and accompanied by a stock power executed in blank. Any such pledge or other collateral agreements executed by the Company and security agreements and other documents executed by a Subsidiary of the Company from time to time shall be included in the term "Security Instruments" used herein and the stock and assets of such Subsidiary covered by such Security Instruments shall be included in the term "Collateral" used herein.

          2.3 Preservation of Collateral and Perfection of Security Interests Therein. (a) The Company shall execute and deliver to Boston Chicken, concurrently with the execution of this Agreement, and shall execute and deliver or cause any Subsidiary of the Company to execute and deliver to Boston Chicken at any time or times hereafter at the request of Boston Chicken or the Agent (as defined below), all financing statements or other documents, including mortgages on real estate owned by the Company or its Subsidiaries, intellectual property security agreements and Subsidiary security agreements (the "Security Instruments") (and pay the cost of filing or recording the same in all public offices deemed necessary by Boston Chicken), as Boston Chicken or the Agent may request, in forms satisfactory to Boston Chicken, and take all further action that Boston Chicken or the Agent may request, or which may be reasonably necessary or desirable, to perfect and keep perfected the security interest in the Collateral granted by the Company to Boston Chicken, to create and perfect the security interests in the assets of any Subsidiaries of the Company provided in Section 2.2 hereof, or otherwise to protect and preserve the Collateral and Boston Chicken's security interest therein. Should the Company fail to do so, Boston Chicken is authorized to sign any such Security Instruments as the Company's agent.

               (b) The Company will furnish to Boston Chicken from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Boston Chicken may reasonably request, all in reasonable detail.

               (c) The Company shall notify Boston Chicken, within five days after the occurrence thereof, of the acquisition by the Company or any Subsidiary of any property that is not subject to the existing liens and security interests, in favor of Boston Chicken, of any person or entity's becoming a Subsidiary, and of any other event or condition that may require additional action of any nature in order to create, preserve, or perfect the liens and security interests of Boston Chicken.

               (d) The Company shall, and shall cause each Subsidiary to, cause all tangible Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual.

          2.4 Alternate Security and Pledge Agreements. If requested by Boston Chicken in order for the transactions contemplated by this Agreement to comply with the limitations and restrictions of that certain Facilities Agreement, dated as of December 9, 1996 among Boston Chicken, Bank of America Illinois, as agent ("Agent") and General Electric Capital Corporation, for itself and as agent for certain participants, as amended and as it may be further amended from time to time (the "BC Credit Line"), or to obtain a waiver therefrom, the Company hereby agrees that a security interest as referred to in Section 2.1 hereof, and the additional security interests described in Section 2.2 hereof may be granted directly to the Agent in lieu of or in addition to such grants to Boston Chicken, in which event appropriate alterations may be made to this
Article II, and references herein to such security, pledges, and deliveries thereof to Boston Chicken may be deemed to refer to the Agent, as appropriate.

                                  ARTICLE III

                             Conditions of Advances
                             ----------------------

          Notwithstanding any other provisions contained in this Agreement, the making of any Advance (including the initial Advance) provided for in Section
1.1 shall be conditioned upon the following:

          3.1 The Company's Written Request. Boston Chicken shall have received, at least five (5) business days prior to the day an Advance is to be made hereunder, (a) a written request from an authorized officer of the Company for an Advance in a specific amount, (b) with respect to the initial Advance hereunder, a certificate of the Company in the form attached hereto as Exhibit B-1, which shall be signed by a duly authorized officer of the Company, and with respect to subsequent Advances hereunder, a certificate of the Company in the form attached hereto as Exhibit B-2, which shall be signed by a duly authorized officer of the Company, and (c) copies of all other documents required to be delivered to Boston Chicken under Section 5.1 below or otherwise reasonably requested.

          3.2 No Material Adverse Change. No material adverse change in the financial condition, results of operations, assets, or business of the Company and its Subsidiaries, taken as a whole, shall have occurred at any time or times subsequent to the date hereof.

          3.3 No Default. Neither a Default (as that term is defined in Article VIII hereof) nor any event which, through the passage of time or the service of notice or both, would mature into a Default (an "Event of Default") shall have occurred and be continuing.

          3.4 Representations and Warranties. The representations and warranties contained in Article IV hereof and the other Security Instruments shall be true and correct on and as of the date such Advance is made.

          3.5 Borrowing Ratio. After giving effect to the Advance, the Company is in compliance with the Borrowing Ratio.

          3.6 Other Requirements. Boston Chicken shall have received, in form and substance satisfactory to it, all certificates, consents, affidavits, schedules, instruments, and other documents which the Company is obligated to provide to Boston Chicken hereunder or which Boston Chicken may at any time reasonably request.

          3.7 Amount of Advances. Boston Chicken shall have received a certificate of the Company, which shall be signed by an authorized officer of the Company and which shall certify that the amount of the requested Advance is the amount the Company reasonably expects (and which Boston Chicken reasonably believes is necessary) to expend within the 30-day period immediately following the receipt of the Advance for working capital purposes.

                                   ARTICLE IV

                         Representations and Warranties
                         ------------------------------

          The Company represents and warrants that:

          4.1 Financial Statements. The financial statements to be furnished to Boston Chicken or the Agent in accordance with Section 5.1 below will be prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and will fairly present the financial condition of the Company and its Subsidiaries at the dates thereof and its results of operations for the periods indicated (subject, in the case of financial statements covering less than one full fiscal year, to normal, recurring year-end adjustments).

          4.2 Capital Stock. The Company's authorized capital stock (subject to increases in accordance with Section 5.8 hereof) consists solely of 100,000 shares of Common Stock, $.01 par value per share and 50,000 shares of preferred stock, $.01 par value per share. As of the date hereof, of the Company's authorized capital stock, (i) 9,379.0416 shares of Common Stock are issued and outstanding, (ii) 14,782.6087 shares of Common Stock are reserved for issuance upon the conversion of the Note or exercise of the Option, and (iii) 0 shares of

Common Stock are reserved for issuance upon the exercise of options granted under the Company's 1997 Employee Stock Option Plan (the "Stock Option Plan"). Such issued and outstanding shares of Common Stock are fully paid and non-assessable and are free and clear of all liens, claims, and encumbrances of any kind, other than those arising hereunder. The shares of Common Stock to be issued and delivered to the holder of the Note upon any conversion of the Note or exercise of the Option, when so issued and delivered, will be fully paid and non-assessable and free and clear of all liens, claims, and encumbrances of any kind. Except for options granted under the Stock Option Plan and except as otherwise provided herein and in the Note, there are no outstanding options, warrants, rights, contracts, or agreements of any kind for the issuance or sale of any shares of capital stock of the Company or for the issuance or sale of any other securities or obligations of the Company or for the purchase by the Company of any of its shares.

          4.3 No Material Adverse Change. Since the date hereof, there has been no material adverse change in the financial condition, results of operations, assets, or business of the Company and its Subsidiaries, taken as a whole.

          4.4 No Pending Material Litigation or Proceedings. There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against or affecting the Company or its Subsidiaries or the business or properties of the Company or its Subsidiaries, in any court or before or by any governmental department, commission, board, agency or instrumentality, or any arbitrator. Neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, or decree of any court or arbitrator or governmental agency.

          4.5 Valid Organization; Due Authorization; Valid and Binding Agreement. (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with corporate power and authority to enter into and perform this Agreement and to issue the Note and incur the indebtedness to be evidenced thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which failure to so qualify could have a material adverse affect on its property, business, operations, or prospects.

            (b) This Agreement and the Note have each been duly authorized by all required corporate action on the part of the Company, and each of this Agreement and the Note have been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms.

            (c) The execution and delivery of this Agreement and the Note and the performance by the Company of its obligations hereunder and thereunder will not conflict with or result in any breach of any of the provisions, or constitute a default under or result in the creation or imposition of any lien or encumbrance (except as expressly provided herein) upon any of the property of the Company pursuant to any of the provisions of the certificate of incorporation of the Company or the bylaws of the Company or any agreement or instrument to which the Company is a party or by which it or its assets is bound.

               (d) No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other person, which has not been obtained or taken, is required for the execution and delivery of, or the performance by the Company of its obligations under, this Agreement or the Note.

          4.6  Intentionally Omitted.

          4.7 Absence of Material Liabilities. Neither the Company nor any Subsidiary has any material liabilities or obligations, either accrued, absolute, contingent, or otherwise, except (a) as set forth in its most recent unaudited balance sheet, (b) normal liabilities and obligations incurred in the ordinary course of business since the date of its most recent unaudited balance sheet, and (c) obligations under contracts and agreements entered into in the ordinary course of business.

          4.8 Tax Matters. The Company and its Subsidiaries have filed all federal, state, and local tax returns which are required to be filed, except for extensions duly obtained, and has paid, or made provisions for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

          4.9 Ownership of Collateral; Security Interest Priority. At the time any Collateral becomes subject to a security interest of Boston Chicken hereunder, unless Boston Chicken shall otherwise consent, (a) the Company or a Subsidiary shall be the lawful owner of such Collateral and have the right and authority to subject the same to the security interest of Boston Chicken, (b) none of the Collateral shall be subject to any lien or encumbrance other than that in favor of Boston Chicken, and (c) there shall be no effective financing statement covering any of the Collateral on file in any public office, other than in favor of Boston Chicken. This Agreement creates in favor of Boston Chicken a valid and perfected first-priority security interest in the Collateral enforceable against the Company or its Subsidiary, as the case may be, and all third parties and secures the payment of the Company's obligations hereunder and under the Note, and all other obligations of the Company to Boston Chicken, whether now existing or hereafter arising, and all filings and other actions necessary or desirable to create, preserve, or perfect such security interest have been duly taken.

          4.10 Location of Offices, Records, and Facilities. The Company's chief executive office and chief place of business and the office where the Company keeps its records concerning its accounts, contract rights, chattel papers, instruments, general intangibles, and other obligations arising out of or in connection with the operation of its business or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of Colorado, at the address of the Company set forth in Section 9.4 hereof (as such address may be changed from time to time in accordance therewith). The federal tax identification number of the Company has been applied for. The name of the Company is "HFMI Acquisition Corporation" and the Company operates under no other names.

          4.11 Location of Inventory, Fixtures, Machinery, and Equipment. (a) All Collateral consisting of inventory, fixtures, machinery, or equipment is and will be located in the State of Colorado, and at no other locations without the prior written consent of Boston Chicken.

               (b) If the Collateral described in clause (a) is kept at leased locations, the Company has used its best efforts to obtain appropriate landlord lien waivers or subordination satisfactory to Boston Chicken, unless such has been waived in writing by Boston Chicken for the particular instance.

               (c) If the Collateral described in clause (a) is warehoused, the Company has sent appropriate warehousemen's notices, each satisfactory to Boston Chicken, unless such has been waived by Boston Chicken for the particular instance.

          4.12 Investment Company Act. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          4.13 Public Utility Holding Company Act. The Company is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.14 Subsidiaries. The Company has no Subsidiaries as of the date of this Agreement.

          4.15 Intellectual Property Agreements. Each of the intellectual property agreements described on Schedule 4.15 hereto (the "Intellectual Property Agreements") is in full force and effect and has not been amended, modified or terminated.

                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

          The Company covenants and agrees that so long as this Agreement remains in effect:

          5.1 Financial Statements. (a) The Company shall cause to be furnished to Boston Chicken and, at Boston Chicken's request, to the Agent: (i) as soon as practicable and in any event within 20 days after the end of each Retail Period, statements of income and cash flow of the Company and its Subsidiaries for such period and for the period from the beginning of the then current fiscal year to the end of such quarter and a balance sheet of the Company and its Subsidiaries as of the end of such quarter, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year; (ii) as soon as practicable and in any event within 20 days after the end of each interim calendar quarter, statements of income and cash flow of the Company and its Subsidiaries for such period and for the period from the beginning of the then current fiscal year to the end of such quarter and a balance sheet of the Company and its

Subsidiaries as of the end of such quarter, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year, certified as accurate by the chief financial officer or treasurer of the Company, subject to changes resulting from normal, recurring year-end adjustments; (iii) as soon as practicable and in any event within 60 days after the end of each fiscal year, statements of income and cash flows of the Company and its Subsidiaries for such year, and a balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case, in comparative form, corresponding figures for the preceding fiscal year and as of the end of the preceding fiscal year, audited by independent certified public accountants selected by Boston Chicken and reasonably satisfactory to the Company; and (iv) as soon as practicable (but in any event not more than five business days after the president or chief financial officer of the Company obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to an Event of Default or a Default), notice of any and all Events of Default or Defaults hereunder.

               (b) All financial statements delivered to Boston Chicken, and if applicable, the Agent pursuant to the requirements of Section 5.1(a) shall be prepared in accordance with generally accepted accounting principles consistently applied. Together with each delivery of financial statements required by Section 5.1(a)(ii) and (iii), the Company shall deliver to Boston Chicken an officer's certificate stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take or has taken with respect thereto. Together with each delivery of financial statements required by Section 5.1(a)(iii) above, the Company shall deliver to Boston Chicken a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the ordinary course of an audit. The Company authorizes Boston Chicken to discuss the financial condition of the Company with the Company's independent public accountants and agrees that such discussion or communication shall be without liability to either Boston Chicken or the Company's independent public accountants.

          5.2 Inspection. Boston Chicken, or any person designated from time to time by Boston Chicken, shall have the right, from time to time hereafter, to call at the Company's or its Subsidiaries' place or places of business during ordinary business hours, and, without hindrance or delay, (a) to inspect, audit, check, and make copies of and extracts from the Company's and its Subsidiaries' books, records, journals, orders, receipts, and any correspondence and other data relating to the business of the Company or its Subsidiaries or to any transactions between the parties hereto, and (b) to discuss the affairs, finances, and business of the Company and its Subsidiaries with the officers of the Company and its Subsidiaries.

          5.3 Conduct of Business. (a) The Company shall, and shall cause each Subsidiary to (i) maintain its corporate or other entity existence and qualification to do business in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on the financial condition of the Company or its Subsidiaries, (ii) maintain in full force and effect all licenses, bonds, franchises, leases, patents, contracts, and other rights necessary to the conduct of its business, and (iii) comply with all applicable laws and regulations of any federal, state, or local governmental authority, including those relating to environmental matters, labor and employment laws and employee benefit matters.

               (b) The Company shall, and shall cause its Subsidiaries to, duly pay and discharge (i) all lawful claims, whether for labor, materials, supplies, services, or anything else, which might or could, if unpaid, become a lien or charge upon its property or assets, unless and to the extent only that the validity thereof is being contested in good faith and by such appropriate proceedings, (ii) all of its trade bills when due in accordance with their original terms, and (iii) all taxes unless and to the extent that the validity thereof is being contested by the Company in good faith and by appropriate proceedings and for which the Company has provided adequate reserves.

               (c) The Company shall not, and shall not permit any Subsidiary to, engage in any business other than the business of owning and operating, outside the states of Georgia and Alabama, megastores, supermarkets, or other retail or convenience stores specializing in perishable food products, including by way of example and not by limitation, fresh fruits and vegetables or fresh meats, poultry and seafood; fresh bakery goods; freshly made ready-to-eat, ready-to-heat and ready-to-cook prepared foods; and deli, cheese and dairy products; and/or specialty; hard-to-find; and gourmet nonperishable food products, kitchen-oriented housewares, floral items, grocery items, natural health and beauty aids, wines and imported and domestic beers.

          5.4 Insurance. (a) The Company shall keep and maintain, and shall cause its Subsidiaries to keep and maintain, at their sole cost and expense, (i) insurance on their assets for at least 80% of the full replacement value thereof against loss or damage by fire, theft, explosion, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses; and (ii) public liability insurance relating to the Company's and its Subsidiaries' ownership and use of their assets.

               (b) All such policies of insurance shall be in such form and in such amounts as is customary in the case of other owners or users of like properties in similar businesses, with insurers as shall be reasonably satisfactory to Boston Chicken. Upon demand, the Company shall deliver to Boston Chicken the original (or certified) copy of each policy of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance (except those of public liability) shall contain an endorsement in form and substance acceptable to Boston Chicken, showing Boston Chicken as an additional insured. Such endorsement, or an independent instrument furnished to Boston Chicken, shall provide that all insurance companies will give Boston Chicken at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled. The Company and each Subsidiary hereby directs all insurers under such policies of insurance (except those of public liability) to pay all proceeds payable thereunder for claims in excess of the aggregate amount of $50,000 directly to Boston Chicken, and the Company and each Subsidiary irrevocably appoints Boston Chicken (and all officers, employees, or agents designated by Boston Chicken), as the Company's and the Subsidiaries' true and lawful agent (and attorney-in-fact) for the purpose of endorsing the name of the Company or such Subsidiary on any check, draft, instrument, or other item of payment for such proceeds. Any proceeds received by Boston Chicken shall be applied to the Company's obligations hereunder, and any overage shall be paid to the Company. The Company and each Subsidiary irrevocably appoints Boston Chicken, from and after a Default or an Event of Default, as the Company's and each Subsidiary's true and lawful agent (and attorney-in-fact) for the purpose of making, settling, and adjusting claims under such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event the Company or any Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Boston Chicken, without waiving or releasing any Default or Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Boston Chicken deems advisable. All sums so disbursed by Boston Chicken, including reasonable attorneys' fees, court costs, expenses, and other charges relating thereto, shall be part of the Company's obligations hereunder, payable by the Company to Boston Chicken on demand.

          5.5 Notice of Suit or Adverse Change in Business. The Company shall give written notice to Boston Chicken of the following (a) as soon as possible, and in any event within five business days after the Company receives actual notice of any material proceeding(s) being instituted or threatened to be instituted by or against the Company or any Subsidiary in any federal, state, or local court or before any commission or other regulatory body (federal, state, or local), and (b) as soon as possible and in any event within five business days after the Company learns of any material adverse change in the financial condition, results of operations, business, or assets of the Company or any Subsidiary.

          5.6 Use of Proceeds. Except as otherwise authorized in writing by Boston Chicken, the Company shall use the net proceeds from the Loan solely for general working capital. The Company will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any securities of another entity (including options and warrants to purchase securities) and margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock.

          5.7 Reservation of Common Stock. The Company covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the Note or exercise of the Option, or both, such number of shares of Common Stock as would be issuable upon the conversion of, or exercise of the Option for, $17,000,000. The initial Conversion Price (subject to adjustment as provided in the Note) is $1,150.00 per share. The Company covenants that if any shares of its Common Stock required to be reserved for issuance upon conversion of the Note or exercise of the Option require registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon such conversion of exercise, the Company will, at its expense and as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

          5.8 Rights with Respect to Additional Debt Financing and Equity Issuances. The Company grants to Boston Chicken a continuing right, on the terms and subject to the limitations described below, to (i) supply additional debt financing to the Company, (ii) purchase (the "Preemptive Right") a portion of any Common Stock of the Company that the Company from time to time proposes to issue and sell to third parties ("Subject Shares"), (iii) purchase additional Common Stock in the event Common Stock is issued by the Company pursuant to its Stock Option Plan, and (iv) in certain circumstances, purchase additional Common Stock if the voting power of Boston Chicken's Common Stock is reduced below a designated percentage of the aggregate voting power of the Company's voting securities.

               (a) If the Company determines that it requires additional debt financing (including, but not limited to, financing provided by means of any capital-type transaction or sale/leaseback transaction) ("Debt Financing"), the Company agrees (i) to negotiate in good faith with Boston Chicken for a period of 60 days with regard to any portion or the entire amount (at the option of Boston Chicken) of such Debt Financing prior to negotiating with any other entity with regard thereto; and (b) in the event the Company has engaged in good faith negotiations under this paragraph (a) of this Section 5.8 and such negotiations have been unsuccessful, to notify Boston Chicken of the existence of any other Debt Financing arrangement it proposes to consummate and the terms and conditions contained therein and upon receipt of such notice (setting forth in detail all relevant terms and conditions of such financing), Boston Chicken shall have 30 days thereafter in which to agree to assume all of the Debt Financing on substantially the same terms and conditions. Boston Chicken acknowledges that the right of first negotiation as set forth in this paragraph
(a) does not preclude the Company from making inquiries in the relevant marketplace to obtain information regarding the terms of a financing solely for purposes of comparison.

               (b) Prior to the Termination Time (as defined in paragraph (h) of this Section 5.8), if the Company proposes to issue any Subject Shares to any person other than Boston Chicken, except as provided in paragraph (f) of this
Section 5.8, and such issuance would cause Boston Chicken to have less than Majority Beneficial Ownership (as defined below) of the Company immediately after such issuance, the Company shall deliver to Boston Chicken written notice of such intention to sell such Subject Shares (the "Offer"), which notice shall include a reasonably detailed term sheet specifying (i) the number of the Subject Shares, (ii) the proposed sale price or other applicable pricing terms of the Subject Shares and (iii) any other material terms of the Subject Shares and their issuance. Boston Chicken shall then have 30 days from receipt of the Offer in which to elect by written notice to the Company (i) to accept such Offer with respect to some or all of that portion of the Subject Shares that will, after such issuance, allow Boston Chicken to maintain Majority Beneficial Ownership of the Company (a "Purchasable Portion"), or (ii) to reject the Offer. The failure by Boston Chicken to elect to accept an Offer, or the delivery of an acceptance that is late, shall be deemed an election by Boston Chicken to reject the Offer. As used herein, "Majority Beneficial Ownership" means Ownership (as defined below) by Boston Chicken of Common Stock of the Company both (x) representing not less than 51% of the common equity of the Company (the "Common Equity") and (y) possessing not less than 51% of the voting power ("Voting Power") of all securities of the Company having the power generally (and not merely upon the happening of a contingency) to vote in the election of the Company's directors ("Voting Stock"), the calculation of such Common Equity and Voting Power to include all Common Stock and other capital stock and voting securities of the Company subject to outstanding options, rights and warrants of the Company, whether or not then exercisable, including Common Stock of which Boston Chicken has Ownership hereunder, either through its conversion rights pursuant to Section 1.7 or its Option pursuant to Section 1.8 hereof or under any Top-Up Option (as hereinafter defined), but specifically excluding any Common Stock subject to options granted under the Stock Option Plan. For purposes of this Section 5.8, Boston Chicken will be deemed to have "Ownership" of all Common Stock it owns of record, either directly or through a nominee, or Common Stock that it currently has or has had the right to acquire under this Agreement (without regard to the satisfaction, waiver, expiration, or termination of any conditions to the consumation of such acquisition and other than rights to acquire which expired unexercised by any person) regardless of whether it shall have transferred such Common Stock or the right to acquire such Common Stock hereunder to any other person or entity; provided, however, that, except for Common Stock acquired or that may be acquired pursuant to this Agreement, Boston Chicken shall in no event be deemed to have "Ownership" for purposes of this Section 5.8 of (i) any securities of the Company held by affiliates, officers, directors or employees of Boston Chicken and its subsidiaries or (ii) any securities of the Company held by any person or entity that would not be counted under generally accepted accounting principles for determining whether Boston Chicken holds a majority of the Voting Stock for consolidated financial reporting purposes.

               (c) If Boston Chicken accepts an Offer with respect to a Purchasable Portion of the Subject Shares, the price to be paid by Boston Chicken for each of the Subject Shares shall be equal to the price per share (net of any underwriting discount or commission, selling commission, brokerage commission or other similar selling expense payable in connection therewith) received by the Company (or if there is more than one such price, the average of the prices so received) in connection with the issuance and sale thereof by the Company. If the purchase price received by the Company is in a form of consideration other than cash, the value of such consideration will be determined as follows: (i) if such consideration includes securities which are freely tradeable and as to which an active trading market exists, such securities will be valued in as nearly as practicable the same manner as the Fair Market Value of the Common Stock is to be determined in such circumstances as set forth in Section 5.8(l) and (ii) if such consideration includes any other securities or other property or assets, such securities or other property or assets shall be valued as agreed between Boston Chicken and the Company or if no such agreement can be reached, by an investment banking or other appraisal firm chosen by Boston Chicken and reasonably acceptable to the Company based on a valuation methodology deemed appropriate by such firm.

               (d) Upon acceptance by Boston Chicken of any Offer for a Purchasable Portion of the Subject Shares, the parties shall consummate the sale of such Purchasable Portion contemporaneously with the closing of the sale of the Subject Shares to other purchasers thereof (or if there is more than one such closing contemplated, contemporaneously with the first such closing). At such closing Boston Chicken shall:

          (i) either pay to the Company (i) Approved Consideration (as defined in Section 5.8(n)) or (ii) if the other purchasers of the Subject Shares shall have paid for the Subject Shares with consideration that is other than Approved

     Consideration, then at the election of Boston Chicken, substantially the same type of consideration as has been paid by such purchasers, in either case (i) or (ii) in an amount equal to the purchase price for the Subject Shares to be purchased as provided in Section 5.8(c); and upon payment by Boston Chicken of the purchase price, the Company shall deliver to Boston Chicken (or any nominee, Subsidiary or Affiliate of Boston Chicken designated by it) certificates evidencing the purchased Subject Shares free and clear of any liens or other security interests; or

          (ii) increase the Maximum Principal Balance by the dollar amount that, when such amount is converted into Common Stock upon exercise of Boston Chicken's conversion or Option rights at a conversion price equal to 115% of the purchase price that would have been payable in cash for such Subject Shares, will result in Boston Chicken acquiring upon such exercise a number of shares of Common Stock equal to such Purchasable Portion.

               (e) After Boston Chicken exercises its rights with respect to a Purchasable Portion of the Subject Shares or rejects an Offer, the Subject Shares described in the Offer (or such portion thereof that is not being purchased by Boston Chicken) may be sold by the Company to any person for such price as the Company shall determine and upon other terms not materially more favorable to the purchaser (either individually or in the aggregate) from those set forth in the Offer at any time within 120 calendar days following Boston Chicken's exercise of its right to purchase the Purchasable Portion or Boston Chicken's non-acceptance of such Offer. If the Subject Shares are not sold by the Company within the time and on the terms set forth in the preceding sentence, any subsequent sale shall again be subject to the right of Boston Chicken to purchase such securities pursuant to this Section 5.8.

               (f)  The rights of Boston Chicken under paragraphs (b) through
(e) this Section 5.8 shall not apply to (i) any issuances of securities of the Company pursuant to the Stock Option Plan, as to which Boston Chicken shall have the rights set forth in paragraph (g) of this Section 5.8, and (ii) any issuance by the Company of any securities as part of, or following, a Qualified Public Offering, as to which Boston Chicken shall have the rights set forth in paragraph (i) of this Section 5.8.

               (g) On the terms and subject to the conditions set forth herein, the Company hereby grants to Boston Chicken, at each time prior to the Termination Time that (i) an option is exercised pursuant to the Stock Option Plan and (ii) immediately after the exercise of such option Boston Chicken would have less than 51% of the Fully Diluted Ownership (as defined below) of the Company, an option (each, a "Top-Up Option") to purchase such number of shares of Common Stock as may be necessary, when added to all other shares of Common Stock as to which Boston Chicken has Ownership, to enable Boston Chicken to have Ownership, immediately after such option exercise under the Stock Option Plan, of Majority Fully Diluted Ownership. As used herein, "Majority Fully Diluted Ownership" means Ownership by Boston Chicken of Common Stock both (x) representing not less than 51% of the Common Equity and (y) possessing not less than 51% of the Voting Power, in each case on a fully diluted basis (the calculation of such Common Equity and Voting Power on a fully diluted basis to include all

Common Stock and other capital stock and voting securities of the Company subject to outstanding options, rights and warrants of the Company, whether or not exercisable, including shares of Common Stock of which Boston Chicken has Ownership hereunder, either through its conversion rights pursuant to Section
1.7 or its Option pursuant to Section 1.8 hereof or under any outstanding Top-Up Option, and specifically including all Shares subject to options granted under the Stock Option Plan).

               (h) If at any time Boston Chicken shall be entitled to, but shall fail to, exercise a Preemptive Right hereunder, it shall cease to have any
(i) Preemptive Right with respect any issuances thereafter by the Company of any Common Stock, (ii) Top-Up Options granted thereafter hereunder; provided, however, that all then outstanding Top-Up Options shall continue to be outstanding and shall remain exercisable until the thirtieth day following a Qualified Public Offering, and (iii) Public Company Options (as defined below). The Preemptive Right of Boston Chicken shall also terminate immediately prior to the Company having completed a Qualified Public Offering (the "Termination Time"), and commencing at the Termination Time, no further Top-Up Options shall be granted hereunder; provided, however, that all then outstanding Top-Up Options shall continue to be outstanding and shall remain exercisable until the thirtieth day following a Qualified Public Offering.

               (i) The following provisions shall apply only to the issuance by the Company of Voting Stock coincident with, or at any time following, a Qualified Public Offering. On the terms and subject to the conditions set forth herein, if at any time the Company issues shares of Voting Stock either in a Qualified Public Offering or otherwise and such issuance causes Boston Chicken to have Ownership of less than 51% of the Voting Power of the aggregate of (x) the then outstanding Voting Stock plus (y) any unissued Voting Stock that is then issuable pursuant to this Agreement (the "Primary Voting Stock"), the Company hereby grants to Boston Chicken an option (each, a "Public Company Option") to purchase such number of shares of Common Stock (the "Requisite Shares") as may be necessary, when added to all other Common Stock as to which Boston Chicken then has Ownership, to enable Boston Chicken to have Ownership of Voting Stock of the Company possessing not less than 51% of the Voting Power of the Primary Voting Stock. Each Public Company Option shall be deemed to be granted by the Company on the date that the Company issues the shares of Voting Stock that creates the Public Company Option. Each Public Company Option shall be exercisable for a period of 120 days from its date of grant, at which time such Public Company Option shall expire. Each Public Company Option shall be exercisable, at the price and on the other terms provided below, in whole or in part from time to time during the period during which it may be exercised.

               (j) Each outstanding Public Company Option shall terminate:

          (i) if as a result of any voluntary sale or transfer of Voting Stock, Boston Chicken has Ownership of less than 51% of the Voting Power of the Primary Voting Stock (based on the most recent information given in writing by the Company to Boston Chicken regarding the number of such shares outstanding prior to such sale); or

          (ii) if Boston Chicken fails to exercise any outstanding Public Company Option for the Requisite Shares prior to its expiration or otherwise fails to acquire the Requisite Shares prior to its expiration.

               (k) For purposes of determining the amount of Voting Stock as to which Boston Chicken has Ownership pursuant to Section 5.8(j) in connection with a transaction in which there occurs a voluntary sale or transfer of Common Stock simultaneously with an issuance of Voting Stock by the Company, such Common Stock shall be deemed to have sold or transferred prior to the Company's issuance. The Public Company Options and the Top-Up Options are sometimes referred to collectively herein as the "BC Options."

               (l) The purchase price payable upon each exercise of a BC Option shall be an amount equal to the Fair Market Value (as hereinafter defined) of the Common Stock to be issued pursuant to such BC Option. As used herein, "Fair Market Value" as of a particular date (the "valuation date"), shall mean an amount equal to (i) the average of the closing sale price of the Common Stock on the Nasdaq National Market or, if the Common Stock is not then listed on the Nasdaq National Market, on the principal securities exchange or other securities market, if any, on which the Common Stock is then listed for trading, on the five consecutive trading days ending with (and inclusive of) the second trading day prior to the valuation date, as reported in the Wall Street Journal (Western Edition), or, (ii) if no sales take place on any one or more of such days on the Nasdaq National Market or (as the case may be) such principal securities exchange or securities market, the average of the closing bid and asked prices on such day or days as officially reported or listed on the Nasdaq National Market or such other principal securities exchange or securities market, or,
(iii) if the Common Stock is not then listed or admitted to trading on the Nasdaq National Market or other principal securities exchange or securities market, the last sale price on such days if reported by a reputable entity or system engaged in the regular reporting of securities prices. If there is no such entity or system or the Common Stock is not publicly traded, "Fair Market Value" shall be determined in good faith as of the valuation date by the board of directors of the Company. The valuation date for purposes of determining the Fair Market Value of a Top-Up Option shall be the date of the transaction pursuant to which the Option is granted. The valuation date for purposes of determining the Fair Market Value of a Public Company Option is the date of the exercise of such Public Company Option.

               (m) Boston Chicken shall exercise any BC Option by delivery of a written exercise notice to the Company designating a date (the "Issue Date"), which date shall be not less than five nor more than 25 business days from the date of such exercise notice. On the Issue Date, provided that all applicable regulatory approvals shall have been obtained and all applicable waiting periods have expired, and there are no injunctions outstanding prohibiting such transfer or any other regulatory or governmental impediments to such transfer (collectively, "Governmental Impediments"), the Company shall issue to Boston Chicken the number of Shares as to which the BC Options have been exercised against payment of the purchase price therefor as determined pursuant to Section 5.8(l). If there is any Governmental Impediment, the Issue Date shall be postponed until the tenth business day after the first day on which no Governmental Impediment remains outstanding (and references herein to the Issue Date shall be construed accordingly), unless Boston Chicken and the Company agree on some other date. Boston Chicken's obligation to purchase the Common Stock on an Issue Date pursuant to the exercise of a BC Option is conditioned, in its discretion, on no material adverse change having occurred in the financial condition, results of operations, assets or business of the Company since the date of Boston Chicken's exercise notice; provided, however, that if Boston Chicken determines not to purchase Common Stock as a result of the occurrence of a material adverse change, such 120 day exercise period shall be tolled during the pendency of such material adverse change and such failure to purchase shall not be deemed to be a failure by Boston Chicken to have exercised any right for purposes of this Agreement. Notwithstanding any contrary provision contained herein, no outstanding BC Option shall expire until such material adverse change has either ceased to exist (or has been waived by Boston Chicken) and Boston Chicken has elected to nevertheless forgo exercise of such option or the applicable 120 day exercise period has expired after tolling ceases.

               (n) (i) The purchase price payable upon any exercise of any BC Option (the "Option Exercise Price") shall be payable by, at the option of Boston Chicken, (x) in check or wire transfer in immediately available funds to an account designated by the Company, or (y) in that number of registered shares of common stock, $.01 par value per share, of Boston Chicken ("Boston Chicken Shares") equal to the fair market value of the Common Stock to be issued pursuant to the Option divided by the average closing sales price per share of Boston Chicken Shares quoted on the Nasdaq National Market, as reported in the Wall Street Journal (Western Edition), for the five consecutive trading days ending with (and inclusive of) the second trading day prior to the Issue Date, rounded up to the nearest whole share, or (z) if the Company shall agree, with such other tangible or intangible assets or services, valued as agreed between the Company and Boston Chicken (any of the foregoing, "Approved Consideration"). Notwithstanding the foregoing, Boston Chicken's right to pay the Option Exercise Price in Boston Chicken Shares is subject to any restriction on the Company contained in the documents then governing any loan the Company has with a bank or banks; provided, however, that the Company agrees to use its reasonable best efforts to obtain any necessary waivers or consents requested by Boston Chicken to allow the Option Exercise Price to be paid in Boston Chicken Shares.

          (ii) If the Option Exercise Price with respect to a particular BC Option exercise is paid in Boston Chicken Shares and (x) the Company sells all of Boston Chicken Shares received by it with respect to such exercise within that number of trading days commencing on the first trading day on which the Nasdaq National Market is open for business following the Issue Date and ending on the day that is that number of days thereafter determined by dividing the number of such Boston Chicken Shares so received by 100,000 (rounding up to the next whole day), plus two additional days (the "Guarantee Period") for cash in one or more bona fide broker's or market maker transactions through or to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or as otherwise provided in any prospectus pursuant to which the sale and the Company's resale of the Boston Chicken Shares is registered (the "Purchaser Prospectus") to one or more persons not affiliated with, related to, or associated with the Company, (y) the aggregate proceeds from the sale of such Boston Chicken Shares received by the Company, net of broker's commissions, is less than the dollar amount of the Option Exercise Price (the "Shortfall"), and (z) Boston Chicken receives notice from the Company within 14 days of the expiration of the Guarantee Period of the amount of the Shortfall with copies of applicable confirmation slips or other evidence reasonably satisfactory to Boston Chicken attached thereto, Boston Chicken shall, within three business days of the receipt of such notice, in it sole discretion, either (A) pay to the Company an amount in cash equal to the Shortfall, or (B) deliver that number of Boston Chicken Shares determined in the manner provided in subparagraph (n)(iv) below.

          (iii) Notwithstanding anything herein to the contrary, Boston Chicken may not exercise its right to pay the Option Exercise Price through the issuance of Boston Chicken Shares at any time that the distribution of Boston Chicken Shares by Boston Chicken or the resale of Boston Chicken Shares by the Company during the Guarantee Period would be prohibited by law, including pursuant to Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (iv) In the event Boston Chicken elects to pay the Shortfall in Boston Chicken Shares, the number of Boston Chicken Shares to be delivered to the Company shall be determined by dividing the Shortfall by the average closing per share sales price of Boston Chicken Shares quoted on the Nasdaq National Market, as reported in the Wall Street Journal (Western Edition), for the five consecutive trading days ending with (and inclusive of) the second trading day prior to the date on which Boston Chicken delivers Boston Chicken Shares to the Company in payment of the Shortfall. In the event Boston Chicken elects to pay the Shortfall in Boston Chicken Shares, the provisions of this Section 5.8(n), as applicable, shall apply for purposes of determining the length of a new Guarantee Period, which shall commence on the trading day immediately following the date on which the Company (or its representative) receives such Boston Chicken Shares, and other terms relating to the sale of such Boston Chicken Shares, including, without limitation, any additional Shortfall.

          (v) In the event Boston Chicken pays the Option Exercise Price hereunder with Boston Chicken Shares, the Company agrees that (i) during any trading day during the Guarantee Period the Company will not sell more than 100,000 Boston Chicken Shares; provided, that, notwithstanding the limitations on sales set forth in this paragraph, on any day during the Guarantee Period, Boston Chicken may permit the Company to sell all, or more than 100,000, Boston Chicken Shares received in payment of the Option Exercise Price subject to the volume limitations contained from time to time in the Purchaser Prospectus, and (ii) it will not sell any Boston Chicken Shares during any period when Boston Chicken has notified the Company that the resale of the Boston Chicken Shares may be prohibited by Rule 10b-6 under the 1934 Act or that such resale may violate other applicable securities laws, rules or regulations; provided, that if such prohibition occurs during the Guarantee Period the Guarantee Period shall be extended one full day for each day that the Company is prohibited from selling as a result of the limitations in this Section 5.8(n).

          (vi) Boston Chicken agrees that in the event the Company is unable to trade all or part of Boston Chicken Shares permitted to be traded by the Company on any trading day during the Guarantee Period through no fault of the Company, the Guarantee Period shall be extended by one trading day for each such trading day on which the Company is so unable to trade. The Company will notify Boston Chicken of such extension of the Guarantee Period by the close of business on the third trading day following the date on which the Company is so unable to trade.

          (vii) The provisions of this Section 5.8(n) shall apply, mutatis mutandis, to the payment of the purchase price by Boston Chicken upon any exercise of its Preemptive Right.

               (o) The Common Stock to be issued on each exercise of a BC Option or the Preemptive Right shall rank pari passu in all respects with the Company's Common Stock outstanding on the date of issuance thereof, save only as to any dividend, rights or distribution the record date for which shall have occurred before such date. All Common Stock issued upon an exercise of a BC Option or the Preemptive Right shall be subject to such limitations, and shall have such rights and privileges, under the Company's charter and bylaws, as are applicable generally to the Common Stock. Each share of Common Stock issued pursuant to an exercise of a BC Option or the Preemptive Right shall be duly authorized, validly issued and fully paid and nonassessable, and will not be subject to any restriction under the Company's charter or bylaws, as such may be amended from time to time, that is not applicable to shares of Common Stock of the Company generally.

               (p) The Company shall, promptly after the Issue Date applicable to an exercise of a BC Option, cause a certificate for the Common Stock issued on such exercise to be delivered to Boston Chicken or as it may direct. The Company shall, as soon as reasonably practicable after the issue of Common Stock pursuant to the exercise of an BC Option or the Preemptive Right, cause the Common Stock so issued to be listed on the Nasdaq National Market or principal securities exchange on which the Common Stock is then listed for trading.

               (q) The Company shall maintain reserved for issuance at all times during the period that BC Options are exercisable hereunder that number of authorized but unissued Common Stock issuable upon exercise of such BC Options from time to time.

               (r) (i) Boston Chicken agrees to reimburse, to the extent permitted by law, the Company, its directors, officers, employees and agents, and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, as amended (the "1933 Act") for any and all losses, claims, damages, expenses and liabilities to which they or any of them may become subject under the 1933 Act or any other statute or common law or otherwise by reason of its offer and sale of Boston Chicken Shares pursuant to this Section 5.8, and to reimburse the Company for any reasonable legal or other expenses actually and reasonably incurred in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of, or are based upon:

               (x) any untrue statement of a material fact or any alleged untrue statement of a material fact contained in or incorporated by reference in the registration statement which contains the Purchaser Prospectus (the "Purchaser Registration Statement") or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

               (y) any untrue statement of a material fact or any alleged untrue statement of a material fact contained or incorporated by reference in the Purchaser Prospectus (as amended or supplemented if Boston Chicken shall have filed with the Securities and Exchange Commission any amendment or supplement thereto), if used within the period during which Boston Chicken is required to keep the Purchaser Registration Statement in which such Purchaser Prospectus is contained current, or the omission or alleged omission to state therein a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

     provided, however, that Boston Chicken's obligations contained herein shall not apply to losses, claims, damages, expenses, liabilities, or actions arising out of, or based upon any such untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon, and in conformity with, information relating to the Company furnished to Boston Chicken by the Company expressly for use in connection with the preparation of the Purchaser Registration Statement or any prospectus contained in the Purchaser Registration Statement or any such amendment or supplement thereto.

          (ii) The Company shall (in the same manner and to the same extent as set forth in subparagraph (r)(i) above), reimburse, to the extent permitted by law, Boston Chicken, its directors, officers, employees and agents, and each person, if any, who controls Boston Chicken within the meaning of the 1933 Act, if such statement or omission was made in reliance upon and in conformity with information relating to the Company furnished to Boston Chicken by the Company expressly for use in connection with the preparation of the Purchaser Registration Statement or the Purchaser Prospectus or any amendment or supplement thereto.

          (iii) Any person entitled to reimbursement hereunder will (x) give written notice to the reimbursing party of any claim with respect to which it seeks reimbursement within 14 days of the person entitled to reimbursement paying the reimbursable amount (provided, however, that any failure by a person entitled to reimbursement hereunder to give such prompt written notice shall not adversely affect such person's rights hereunder unless and then only to the extent that such failure prejudices the rights of the reimbursing party hereunder) and (y) unless in such party's reasonable judgment a conflict or interest between such party and the reimbursing parties may exist with respect to such claim, permit such reimbursing party to assume the defense of such claim with counsel reasonably satisfactory to the party being reimbursed. If such defense is assumed, the reimbursing party will not be subject to any liability for any settlement made by the party being reimbursed without its consent (but such consent will not be unreasonably withheld). A reimbursing party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties being reimbursed by such reimbursing party with respect to such claim, unless in the reasonable judgment of such counsel a conflict of interest may exist between such party being reimbursed and any other of such reimbursed parties with respect to such claim.

          (iv)   If the reimbursement provided for in Sections 5.8(r)(i) and
     (ii) is unavailable to or insufficient to hold harmless the party being reimbursed under such subparagraphs in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each applicable reimbursing party, in lieu of reimbursing such party, shall contribute to the amount paid or payable by such party being reimbursed as a result of such losses, claims, damages, expenses, or liabilities in such proportion as is appropriate to reflect the relative fault of Boston Chicken and the Company in connection with the statements or omissions which resulted in such losses, claims, damages, expenses, or liabilities. The relative fault of Boston Chicken and the Company shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by Boston Chicken or by the Company, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, expenses, and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Purchaser and the Company agree that it would not be just and equitable if contribution pursuant to this Section 5.8(r) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (s) Boston Chicken agrees to reimburse the Company, within 14 days after receipt of written evidence of payment thereof, for the reasonable legal fees and expenses incurred by the Company in connection with the sale of any Boston Chicken Shares received pursuant to Section 5.8(n).

               (t) The rights of Boston Chicken under this Section 5.8 shall be automatically transferred in their entirety to any successor to Boston Chicken by merger, consolidation or transfer of all or substantially all of Boston Chicken's assets. Boston Chicken may assign or transfer any of its rights under this Section 5.8 to any other person or entity at any time without the Company's consent. Any reference herein to Boston Chicken shall be deemed to mean its assignee or transferree to the extent that such rights are assigned or transferred thereto.

               (u) Except as expressly provided herein, Boston Chicken and the Company shall bear their own expenses in connection with the transactions contemplated by this Section 5.8.

               (v) In order to prevent dilution of the rights granted to Boston Chicken under this Section 5.8, the exercise price of and number of shares of Common Stock subject to any Top-Up Option shall be adjusted in the event the Company shall at any time (i) make a subdivision of or combine shares of Common Stock outstanding or (ii) pay a dividend or make a distribution in cash, in kind, or in securities of any kind (including, but not limited to, any stock split). In the event the Company makes a subdivision of shares of Common Stock or pays a dividend or makes a distribution in cash, in kind, or in securities of any kind, the exercise price of any Top-Up Option in effect immediately prior to such action shall be appropriately decreased, and in the event that Company shall at any time combine the shares of Common Stock outstanding, the exercise price of any Top-Up Option in effect immediately prior to such combination shall be appropriately increased. An adjustment made pursuant to this Section 5.8(v) shall, in the event of a subdivision or combination, become effective retroactively immediately after the effective date thereof, and shall, in the event of a dividend or distribution, become effective retroactively immediately after the record date for the determination of stockholders entitled thereto.

               (w) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of any Top-Up Option as herein provided, such number of shares of Common Stock as shall be issuable upon the exercise of all Top-Up Options. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable upon payment of the exercise price therefor as provided for herein.

          5.9 BC Credit Line Compliance. The Company agrees that, at the time that it becomes a "Subsidiary" (as defined in the BC Credit Line), if ever, it will not incur any additional indebtedness or create any additional lien which would cause Boston Chicken to be in default of the BC Credit Line.

          5.10 BC Credit Line Representations. The Company agrees that, at the time that it becomes a "Subsidiary" (as defined in the BC Credit Line), if ever, it will conduct its business and take such action (or refrain from taking such action) as to cause to be true and correct at all relevant times the representations or warranties applicable to a "Subsidiary" contained in the BC Credit Line.

          5.11 Company Subsidiaries. Each corporation or other entity becoming a Subsidiary of the Company after the date hereof will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of the Company will have all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock or other units of ownership interest of each class of each Subsidiary of the Company will be validly issued and will be fully paid and nonassessable and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any liens.

          5.12 Place of Business. The Company will provide Boston Chicken with 60 days' prior written notice of any proposed change in the location of its chief executive office. The Company shall not change its name without the prior written consent of Boston Chicken.

          5.13 Location of Inventory, Fixtures, Machinery, and Equipment. (a) All Collateral consisting of inventory, fixtures, machinery, and equipment shall at all times be located in the State of Colorado and at no other locations without the prior written consent of Boston Chicken.

               (b) If the Collateral described in clause (a) is at any time kept at leased locations, the Company shall use its best efforts to obtain appropriate landlord lien waivers or subordination satisfactory to Boston Chicken, unless such has been waived in writing by Boston Chicken for a particular instance.

               (c) If the Collateral described in clause (a) is at any time warehoused, the Company shall send appropriate warehousemen's notices, each satisfactory to Boston Chicken, unless such has been waived by Boston Chicken for the particular instance.

          5.14 HSR Act Compliance. In the event Boston Chicken determines that any filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with any exercise of the conversion rights pursuant to Section 1.7 hereof or of the Option pursuant to
Section 1,8 hereof, the Company agrees to prepare and file with the Federal Trade Commission and the United States Department of Justice within 10 business days from the date of notice from Boston Chicken any notification required to be filed under the HSR Act or any rules or regulations promulgated thereunder. Boston Chicken shall pay any filing fees required under the HSR Act in connection with such filing. Any such filing shall be true and accurate in all material respects and responsive to the requirements of the HSR Act and any such rules and regulations. Each of the Company and Boston Chicken shall make available to the other party such information as may be required for the preparation of any such notification or related reports.

          5.15 Company's Fiscal Year. The Company shall adopt a fiscal year consistent with the fiscal year adopted by Boston Chicken from time to time. As of the date of this Agreement, the Company acknowledges that Boston Chicken's fiscal year is the 52/53-week period ending on the last Sunday in December and consists of 13 four-week periods.

          5.16 Annual Budget. The Company shall deliver to Boston Chicken, as soon as practicable and in any event no later than the last day of the first Retail Period of each fiscal year, an operating budget for the Company for such fiscal year.


                                   ARTICLE VI

                               Negative Covenants
                               ------------------

          The Company covenants and agrees that, so long as this Agreement remains in effect (unless Boston Chicken shall give its prior written consent thereto):

          6.1 Guarantees; Loans; etc. The Company shall not, and shall not permit any Subsidiary to (a) guarantee, endorse or otherwise in any way become or be responsible for obligations of any other person, whether by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies, or services, or by agreement to maintain net worth, working capital, or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance, or loan for the purpose of paying or discharging any indebtedness or obligation of such other person or otherwise, except endorsements of negotiable instruments for collection in the ordinary course of business, or (b) make loans or advances to any person, other than a loan by the Company to Harry's Farmers Markets, Inc. ("Harry's") pursuant to loan documents the terms and conditions of which are satisfactory to Boston Chicken (the "Harry's Loan Documents").

          6.2 Disposal of Property. The Company shall not, and shall not permit any Subsidiary to, sell, lease, transfer, or otherwise dispose of any of its properties, assets, and rights (or agree to sell, lease, transfer, or otherwise dispose of any of its properties, assets, and rights) (including the Collateral) to any party except in the ordinary course of business.

          6.3 Compensation to Stockholders and Related Parties. Other than reasonable salaries and normal benefits (including options pursuant to the Stock Option Plan), the Company shall not pay any compensation, bonuses, fees, options, or other amounts to any Stockholder or to any of the stockholders, affiliates or immediate family members of any such Stockholder. The Company shall not, without the prior written consent of Boston Chicken, amend its Stock Option Plan.

          6.4 Dividends and Stock Redemptions. The Company shall not, directly or indirectly, (a) redeem, purchase, or otherwise retire any of its shares of capital stock, (b) declare or pay any dividends in any fiscal year on any of its shares of capital stock or make any distributions of or with respect to its shares of capital stock or (c) return capital of the Company to its stockholders.

          6.5 Additional Indebtedness. The Company shall not, and shall not permit any Subsidiary to, incur additional indebtedness in excess of $5,000 as to any one item and $50,000 in the aggregate without the consent of Boston Chicken, other than (a) as provided in Section 5.8 and (b) trade payables in the ordinary course of business.

          6.6 Mergers, Consolidations, Acquisitions, etc. The Company shall not, and shall not permit any Subsidiary to (a) be a party to any consolidation, reorganization, or merger; (b) sell or otherwise transfer any part of its assets (except in the ordinary course of business and except as part of a financing as to which Boston Chicken has waived its rights pursuant to and in accordance with
Section 5.8 hereof); (c) except as provided in Sections 5.8 hereof, effect any change in its capital structure or in any of its business objectives, purposes, and operations; (d) acquire any capital in or equity ownership of another corporation, partnership, or other business organization; (e) engage in any other business than the business described in Section 5.3(c) hereof; or (f) liquidate or dissolve or take any action with a view toward liquidation or dissolution.

          6.7 Certificate of Incorporation and Bylaws. The Company shall not make any changes in or amendments to its certificate of incorporation or bylaws as they are in effect as of the date hereof; except that the Company may amend the certificate of incorporation solely to increase the number of authorized shares of its common stock by the amount necessary to consummate any financing as to which Boston Chicken has waived its rights pursuant to and in accordance with Section 5.8 hereof.

          6.8 Issuance of Stock. Except for (a) shares of Common Stock of the Company which may be issued upon (i) exercise of options granted under the Stock Option Plan, (ii) exercise of the Option, (iii) conversion of any portion of the outstanding principal balance of the Loan as provided in the Note, (iv) consummation of any financing or offering as to which Boston Chicken has waived its rights pursuant to and in accordance with Section 5.8 hereof, and (b) options granted under the Stock Option Plan, the Company will not issue any additional shares of any class of its capital stock, issue any convertible debt to any person or entity other than Boston Chicken, create any additional classes of capital stock, whether common or preferred, or grant any option, warrant, or similar right to acquire shares of any class of its capital stock.

          6.9 Liens. The Company shall not, and shall not permit any Subsidiary to, create, incur, or suffer to exist any lien on any of the assets, rights, revenues or property, real, personal, or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any Subsidiary, other than liens in favor of Boston Chicken.

          6.10 Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, become a party to, or become liable in respect of, any contract or undertaking with any affiliate except as otherwise expressly permitted under this Agreement and except in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an affiliate.

          6.11 Subsidiaries. The Company shall not, and shall not permit any Subsidiary to, create or otherwise invest in any corporation, partnership, or other entity unless the Company or such Subsidiary owns directly 100% of the issued and outstanding equity interests therein (such 100% owned entity to be referred to herein as a "Subsidiary").

          6.12 Intellectual Property Agreements. The Company shall not amend the Intellectual Property Agreements without Boston Chicken's prior written consent.

          6.13 Harry's Loan Documents. The Company shall not amend the Harry's Loan Documents, or waive any provision of, or default under, the Harry's Loan Documents, without Boston Chicken's prior written consent.


                                  ARTICLE VII

                             Conditions of Closing
                             ---------------------

          Boston Chicken's obligations hereunder shall be subject to (a) the performance by the Company prior to or on the Closing Date of all of its covenants theretofore to be performed under this Agreement, (b) the accuracy of the Company's representations and warranties contained in this Agreement on the Closing Date, and (c) the satisfaction, prior to or on the Closing Date, of the following further conditions:

          7.1 Opinion of Counsel. Boston Chicken shall have received on the Closing Date from Sutherland, Asbill & Brennan an opinion, dated the Closing Date, in form and substance satisfactory to Boston Chicken.

          7.2 Proceedings and Documents. All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incident to such transaction shall be satisfactory in form and substance to Boston Chicken and its counsel, and Boston Chicken shall have received all documents or other evidence which it and its counsel may reasonably have requested in connection with such transaction, including copies of records of all corporate proceedings in connection with such transaction and compliance with the conditions set forth in this Article VII, in form and substance satisfactory to Boston Chicken and its counsel.

          7.3 Executed Documents. The Company shall have duly executed the following documents to which it is a party, and shall have delivered to Boston Chicken the following:

               (a)  this Agreement;

               (b)  the Note;

               (c) any intellectual property security agreement and related security documents as may be required by the Company;

               (d) such financing statements or other documents for filing with public officials with respect to the Security Instruments as Boston Chicken may reasonably request;

               (e) original promissory note or notes from Harry's to the Company, duly endorsed in blank;

               (f) original warrants to acquire shares of common stock in Harry's, together with transfer documents executed in blank.

          7.4  No Defaults.  There shall exist no Event of Default or Default.

          7.5 Additional Deliveries. Boston Chicken shall have received, in form and substance satisfactory to it, the following:

               (a) the Company's certificate of incorporation certified as true and correct by the Secretary of State of Delaware, dated within five days prior to the Closing Date, and certified as true and correct as of the Closing Date by a duly authorized officer of the Company;

               (b) the Company's bylaws, as in force and effect on the Closing Date, certified as true and correct by the Secretary of the Company;

               (c) certificate of good standing of the Company from the Secretary of State of the States of Delaware and Colorado dated within five days prior to the Closing Date;

               (d) authorizing resolutions of the board of directors and stockholders of the Company and evidence satisfactory in form and substance to Boston Chicken of other corporate action taken by the Company to authorize, among other things, the execution, delivery, and performance by the Company of this Agreement, the Note and the Security Instruments and the consummation of the transactions contemplated hereby, including the reservation of shares of common stock for issuance upon the conversion of the Loan and the exercise of the Option, and consummation of the transactions with Harry's, certified as true and correct as of the Closing Date by a duly authorized officer of the Company;

               (e) copies, in form and substance satisfactory to Boston Chicken, of the executed Transaction Agreement between the Company and Harry's dated as of January 31, 1997 (the "Transaction Agreement"), the executed Intellectual Property Agreements, the executed Harry's Loan Documents, and such other executed documents relating to the Transaction Agreement, the Harry's Loan Documents and the Intellectual Property Agreements as are required to be delivered thereunder or as Boston Chicken shall reasonably request; and

               (f) copy of an executed Registration Rights Agreement between the Company and Boston Chicken, in form and substance satisfactory to Boston Chicken.

          7.6 Opinion of Auditors. Boston Chicken shall have received on the Closing Date from Boston Chicken's independent public accountants an opinion, dated the Closing Date, in form and substance satisfactory to Boston Chicken, to the effect that the Note and the obligations incurred hereunder are deemed to be debt, and not equity, in accordance with generally accepted accounting principles.

          7.7 Stockholders' Equity. Boston Chicken shall have received evidence satisfactory to it that the Company has, on the Closing Date, cash or cash equivalents of at least $8,666,667, and stockholders' equity of at least $8,666,667.

          7.8 Compliance with BC Credit Line. Boston Chicken shall (a) determine in good faith that this Agreement complies with applicable restrictions or limitations under the BC Credit Line, (b) obtain a written waiver of noncompliance of the transactions contemplated hereby with the BC Credit Line, or (c) deliver to Agent from the Company such pledges, collateral, and other documentation as may be required to evidence compliance of the transactions contemplated hereby with the BC Credit Line.

                                  ARTICLE VIII

                 Default, Rights and Remedies of Boston Chicken
                 ----------------------------------------------


          8.1 Default. The occurrence of any of the following events or acts shall constitute a default ("Default"):

               (a) Default in the payment when due of any portion of the principal on the Note and the continuance of such default for a period of three days;

               (b) Default in the payment when due of any portion of the interest on the outstanding principal of the Note and the continuance of such default for a period of 10 days;

               (c) any representation or warranty now or hereafter made in this Agreement, the Note, any Security Instrument, or any certificate hereunder or thereunder shall not be true, or any certificate, statement, report, financial data, or notice furnished at any time by the Company to Boston Chicken shall be materially inaccurate;

               (d) any breach of, or failure to perform or observe, any covenant, condition, or agreement contained in any Security Instrument, which in each case shall continue unremedied for a period of 10 calendar days following notice thereof from Boston Chicken, provided that such grace period shall not apply, and the Company shall be in Default immediately upon such breach, if, in Boston Chicken's judgment, such breach may not be reasonably cured by the Company during such cure period;

               (e) the breach of, or failure to perform or observe, any covenant, condition, or agreement contained in Sections 5.6, 6.1, 6.2, 6.4, 6.6, 6.8, 6.10, or 6.11 of this Agreement;

               (f) any breach of, or failure to perform or observe, any other covenant, condition, or agreement contained in this Agreement or the Note which shall continue unremedied for a period of 10 calendar days following notice thereof from Boston Chicken, provided that such grace period shall not apply, and the Company shall be in Default immediately upon such breach, if, in Boston Chicken's judgment, such breach may not reasonably be cured by the Company during such cure period;

               (g) the Company or any Subsidiary shall (i) generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due, (ii) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets, (iii) commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (iv) have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of 60 days or more, (v) by any act or omission, indicate its consent to, approval of, or knowing acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties, or (vi) suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of 60 days or more;

               (h)  dissolution or liquidation of the Company;

               (i) there occurs a material adverse change in the financial condition, results of operations, assets, or business of the Company and its Subsidiaries taken as a whole;

               (j) the Company or any Subsidiary shall (a) fail to pay any indebtedness for borrowed money (other than the Note) of the Company or such Subsidiary, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and any applicable grace periods shall have expired, or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration, after the giving of notice, of the maturity of such indebtedness, or (c) default in the performance or observance of any obligations under leases or subleases of real property;

               (k) one or more judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Company or any of its

Subsidiaries, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of 20 consecutive days without being vacated, discharged, satisfied, escrowed, stayed or bonded pending appeal or covered in full by insurance;

               (l) any Security Instrument, or the security interests created under this Agreement shall be terminated, invalidated, or set aside or be declared ineffective or inoperative or in any way cease to give or provide to Boston Chicken the benefits purported to be created thereby;

               (m) there occurs a default under the Intellectual Property Agreements, or the Intellectual Property Agreements shall be terminated, canceled, materially modified or amended to the detriment of the Company or otherwise cease to be in full force and effect.

          8.2 Default; Remedies. (a) In the event a Default shall exist or occur Boston Chicken may:

               (i) terminate its obligations under this Agreement and cease to make any further advances under Section 1.1, and shall have the right to declare the Note due and payable in full, without demand, presentment, or notice of any kind;

               (ii) in its sole and absolute discretion, exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code with respect to the Collateral and any other applicable law upon default by a debtor;

               (iii)  exercise its rights under the Security Instruments;

               (iv) convert any portion of the outstanding principal balance of the Loan into shares of Common Stock in the Company as provided in the Note;

               (v)    exercise all or a portion of the Option;

provided, however, that in the case of any event or condition described in
Section 8.1(g) with respect to the Company or any Subsidiary, Boston Chicken's obligations under this Agreement shall automatically terminate forthwith and all amounts owed by the Company hereunder and under the Note shall automatically become immediately due and payable without notice, demand, presentment, protest, diligence, notice of dishonor, or other formality, all of which are hereby expressly waived.

               (b) In connection with the exercise of Boston Chicken's rights and remedies provided in Section 8.2(a)(ii), the Company hereby agrees to assemble the Collateral and make it available to Boston Chicken at a place to be designated by Boston Chicken which is reasonably convenient to both parties, authorizes Boston Chicken to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements incurred by Boston Chicken) and then to the payment and satisfaction of the Loan. Any requirement of reasonable notice shall be met if Boston Chicken sends such notice to the Company, by registered or certified mail, at least five days prior to the date of sale, disposition, or other event giving rise to a required notice. Boston Chicken may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Loan. Boston Chicken shall have no obligation to preserve rights against prior parties. The Company hereby waives as to Boston Chicken any right of subrogation or marshaling of such Collateral and any other collateral for the Loan. To this end, the Company hereby expressly agrees that any such collateral or other security of the Company or any other party which Boston Chicken may hold, or which may come to any of them or any of their possession, may be dealt with in all respects and particulars as though this Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which Boston Chicken or the Company does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Company shall be liable for any deficiency remaining after disposition of the Collateral.

               (c) All of Boston Chicken's rights and remedies under this Agreement are cumulative and nonexclusive. Any conversion of, or exercise of the Option with respect to, less than all of the principal balance outstanding under the Note shall not affect Boston Chicken's rights and remedies with respect to any portion not so converted or exercised.

          8.3 No Waiver. Boston Chicken's failure, at any time or times hereafter, to require the Company's strict compliance with or performance of any provision of this Agreement shall not waive, affect, or diminish any right of Boston Chicken thereafter to demand such strict compliance or performance therewith. Any suspension or waiver by Boston Chicken of a Default or an Event of Default by the Company under this Agreement or the Note shall not suspend, waive, or affect any other Default or Event of Default by the Company under this Agreement or the Note, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants, and representations of the Company contained in this Agreement or the Note and no Default or Event of Default by the Company under this Agreement or the Note shall be deemed to have been suspended or waived by Boston Chicken unless such suspension or waiver is in writing signed by an officer of Boston Chicken.


                                   ARTICLE IX

                                 Miscellaneous
                                 -------------

          9.1 No Oral Change. This Agreement may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

          9.2 Assignment. The Company may not assign any of its rights or delegate any of its obligations under this Agreement without Boston Chicken's written consent. Boston Chicken may assign (including any participation in) any of its rights or delegate any of its obligations under this Agreement (including assignment of or participation in this Agreement, the Note, and the Security Instruments), (a) without notice to the Company, (i) to any Affiliate of Boston Chicken (except the Company) or
(ii) in connection with any pledge of its assets under the BC Credit Line or similar credit agreement and (b) with notice, but without any requirement of consent or approval, to any other person or entity (except the Company); provided, however, that Boston Chicken shall not make any such assignment of its obligations unless at the time thereof Boston Chicken reasonably believes the assignee is able to perform such obligations. Any such assignment shall vest in the assignee all of the benefits under the documents so assigned. For purposes of this Agreement, the term Affiliate shall mean any person or entity which directly or indirectly controls or is controlled by, or is under common control with, Boston Chicken.

          9.3  Costs and Attorneys' Fees.  (a)  Except as provided in Section
2.4 hereof and subsection (b) or (c) of this Section 9.3, each of the parties hereto shall pay its own expenses (including accounting fees) incident to the negotiation and execution of this Agreement and to the consummation of the transactions contemplated hereby.

               (b) The Company shall pay all reasonable attorneys' fees and any costs and charges relating to or arising out of (1) the negotiation and drafting of this Agreement and all related documents and (2) the enforcement by Boston Chicken of its rights to collect any portion of the Loan.

               (c) In any action not founded solely on grounds covered by subsection (b) of this Section 9.3, the party to the action who does not prevail shall pay to the prevailing party the court costs and reasonable attorneys fees and other expenses (including, but not limited to, fees and expenses of expert witnesses or consulting experts) incurred directly or indirectly by the prevailing party in connection with its prosecution or defense of the action, as the case may be.

          9.4 Communications and Notices. All communications and notices provided for in this Agreement or under the Note shall be in writing and shall be deemed to have been duly given if delivered personally to the party to whose attention the notice is directed or sent by overnight express, facsimile transmission, express mail delivery service, or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

               If to the Company:

                    HFMI Acquisition Corporation
                    14123 Denver West Parkway
                    Golden, CO  80401
                    Attention: President
                    Facsimile: 303-216-5550

               If to Boston Chicken:

                    Boston Chicken, Inc.

                    14123 Denver West Parkway
                    Golden, Colorado 80401
                    Attention:  General Counsel
                    Facsimile:  (303) 216-5339

               with a copy to:

                    Bell, Boyd & Lloyd
                    70 West Madison Street, Suite 3300
                    Chicago, Illinois 60602
                    Attention:  Paul T. Metzger
                    Facsimile:  (312) 372-2098

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given when so delivered. Any notice delivered by facsimile transmission shall be deemed to have been given on the earlier of the date it is actually received or one day after such transmission. Any notice delivered by overnight express courier will be deemed to have been given on the next succeeding business day after the day it is sent to the intended recipient at the address set forth above, and any notice delivered by registered or certified mail or express mail delivery service shall be deemed to have been duly given on the earlier of the date it is actually received or three business days after it is sent to the intended recipient at the address set forth above.

          9.5 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          9.6 Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

          9.7 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and the provisions of this Agreement shall be severable in any such instance.

          9.8 Avoidance. To the extent that Boston Chicken receives any payment on account of the Company's obligations hereunder, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment(s) or proceeds received, the Company's obligations hereunder, or part thereof intended to be satisfied, shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Boston Chicken.

          9.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          9.10 Entire Agreement. This Agreement, the Note, the Security Instruments and the exhibits to each of the foregoing contain the entire agreement of the parties hereto with respect to the transactions contemplated herein, and collectively supersede all prior understandings and agreements of the parties with respect to the subject matter hereof.

          9.11  General Indemnity.  In addition to the payments pursuant to
Section 9.3, the Company agrees to indemnify, pay, and hold Boston Chicken and any holder of the Note, and the officers, directors, employees, agents, and affiliates of Boston Chicken and any such holder (collectively, the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative, or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of this Agreement, the Note, the Security Instruments and the exhibits or any other agreements or document executed and delivered by the Company in connection therewith, the Company's operation of its business (including any damage to public or worker health and safety or the environment), Boston Chicken's agreement to make the Loan hereunder, or the use or intended use of the proceeds of the Loan (the "indemnified liabilities"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this
Section 9.11 shall survive satisfaction and payment of the Company's obligations hereunder and termination of this Agreement.

          9.12 Limitation on Damages. Notwithstanding anything to the contrary herein no party hereto shall be liable for consequential, indirect, incidental, special, speculative, or punitive damages (including, but not limited to, loss of revenue or profit) whether such claim alleges breach of contract, tortious conduct including, but not limited to, negligence, or any other theory.

          9.13 Submission to Jurisdiction. The Company agrees that any legal action or proceeding with respect to this Agreement, the Note, or any Security Instrument or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their respective person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at the address for the Company set forth in Section 9.4. Nothing in this paragraph shall affect the right of Boston Chicken to serve process in any other manner permitted by law or limit the rights of Boston Chicken to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

          9.14 Waiver of Jury Trial. No party to this instrument, which includes any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, the Note, any Security Instrument, any related instrument, or the dealings or the relationship between the parties. If the subject matter of any such litigation is one in which the waiver of a jury trial is prohibited, if at all, under the controlling law of the applicable jurisdiction, by constitutional or statutory provision, no party hereto will present as a defense or counterclaim in such litigation any claim which would reduce or offset any amount or rights claimed under the provisions of this Agreement. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

          THE PROVISIONS OF THIS SECTION 9.14 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BOSTON CHICKEN IN ENTERING INTO THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date and year first above written.


                                       HFMI ACQUISITION CORPORATION

                                       By:  /s/  Saad J. Nadhir
                                            -------------------
                                       Title:  President
                                               ---------



                                       BOSTON CHICKEN, INC.


                                       By:  /s/ Bernadette M. Dennehy
                                            -------------------------
                                       Title:  Vice President

                                   EXHIBIT A

                            CONVERTIBLE SECURED NOTE

                            CONVERTIBLE SECURED NOTE


$17,000,000                                   January ___, 1997



          FOR VALUE RECEIVED, HFMI Acquisition Corporation, a Delaware corporation (the "Company"), promises to pay to the order of Boston Chicken, Inc., a Delaware corporation ("Boston Chicken"), pursuant to the Loan Agreement (as hereinafter defined) at such place as Boston Chicken may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of SEVENTEEN MILLION DOLLARS ($17,000,000) and any interest thereon, or, if less, the aggregate unpaid amount of the Loan made pursuant to Section 1.1 of the Loan Agreement and any interest thereon.

          This Note evidences the Loan made under, and is referred to in and is executed and delivered pursuant to, a Secured Loan Agreement dated of even date herewith between the Company and Boston Chicken (the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which this Note may be repaid and accelerated and for a description of the collateral and security securing this Note. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

          Interest shall accrue daily on the aggregate outstanding principal balance of the Loan for the period commencing on the date the Loan is made until the Loan is paid in full, at a per annum rate equal to the rate designated and announced by Bank of America Illinois or its successor in interest (the "Bank") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which the Bank adjusts its "reference rate." Interest on the outstanding principal amount of the Loan shall be payable in arrears on the first day of each Retail Period during the Interest Payment Period, as otherwise provided herein in connection with principal payments, and at maturity (whether by acceleration or otherwise).

          Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

          Any principal payment due under this Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Note in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

          During the Interest Payment Period the Company shall pay to Boston Chicken interest only on the outstanding principal balance of the Loan on the first day of each Retail Period, commencing on the first day of the Retail Period immediately following the first Retail Period in which the Company initially draws on the Loan under this Agreement through and including the last day of the second Retail Period in Boston Chicken's fiscal year 2000. Thereafter the Company shall pay principal and interest as provided below.

          Except as otherwise provided in the Loan Agreement, unless accelerated, the outstanding principal amount of the Loan shall be payable to Boston Chicken in 65 substantially equal periodic installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such balance in 130 substantially equal periodic installments of principal), plus accrued but unpaid interest, on the first day of each Retail Period, commencing on the first day of the third Retail Period in Boston Chicken's fiscal year 2000 and continuing until the first day of the third Retail Period in Boston Chicken's fiscal year 2005, when the entire principal balance of the Loan and all interest accrued thereon shall be due and payable.

          This Note may be prepaid at any time without premium or penalty. All payments made hereunder shall be applied first to interest and then to outstanding principal.

          If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of Colorado, the due date thereof shall be extended to the next succeeding business day.

          Demand, presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the Company and any endorser or guarantor.

                                   ARTICLE I

                               Conversion of Note
                               ------------------

          1.1 The holder of this Note shall have the right, at such holder's option, to convert, subject to the terms, conditions and provisions of this
Article I, the outstanding principal balance of this Note or any portion thereof into shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") at the price of $1,150.00 per share for any conversion of (or Option exercise (as provided in the Loan Agreement) for) the principal amount of the Loan, or, in the event an adjustment of such price has occurred pursuant to the provisions of Section 1.3, then at the price as last adjusted (referred to herein as the "Conversion Price"), at any time after both of the following have occurred: (i) February 1, 1998, and (ii) such time as the earlier to occur of
(A) completion of a Qualified Public Offering, or (B) the Tangible Net Worth of the Company equals or exceeds $25,000,000 as of the end of any fiscal quarter of the Company ending after February 1, 1998, and up to the later of (x) the date on which the Company has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or (y) the first day of the ninth Retail Period in the Company's fiscal year 2005; provided, however, that nothing shall impair, restrict or prohibit the exercise of remedies, including the exercise of the conversion right, under
Section 8.2 of the Loan Agreement upon the occurrence of a Default. In the event the outstanding principal balance of this Note is to be converted, the holder shall surrender this Note to the Company at any time during usual business hours together with written notice (hereinafter referred to as "Conversion Notice") that the holder elects to convert this Note into such shares of Common Stock in accordance with the provisions of this Article I, and specifying the name or names in which the certificate or certificates evidencing the shares of Common Stock issuable upon such conversion shall be registered, together with the addresses of the persons so named, and, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the registered holder or his attorney duly authorized in writing. In the event this Note is to be converted in part only, the Company shall, upon surrender of this Note, execute and deliver to the holder thereof, at the expense of the Company, a new Note in principal amount equal to the unconverted portion of this Note. In no event shall accrued interest be convertible into shares of Common Stock.

          1.2 As promptly as practicable after the surrender, as herein provided, of this Note for conversion and the receipt of the Conversion Notice relating thereto, the Company shall deliver to or upon the written order of the holder of this Note a certificate or certificates, representing the number of fully-paid and non-assessable shares of Common Stock of the Company into which this Note may be converted in accordance with the provisions of this Article I and a new Note for any unconverted portion of the principal amount hereof. Subject to the following provisions of this Section 1.2, such conversion shall be deemed to have been made immediately before the close of business on the date that this Note shall have been surrendered for conversion together with the Conversion Notice, so that the rights of the holder of this Note as a Noteholder shall cease at such time and the person or persons entitled to receive the shares of Common Stock upon conversion of this Note shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time. If the last day for the exercise of the conversion right shall not be a business day, then such conversion right may be exercised on the next succeeding business day.

          1.3 (a) In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Note, or in case of any consolidation or merger of the Company with or into any partnership, corporation, limited liability company, or other entity (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of shares issuable upon conversion of this Note) or in case of any sale or conveyance to any partnership, corporation, or other entity of the property of the Company as an entirety or substantially as an entirety, then the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of shares of Common Stock of the Company issuable upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

          (b) The Conversion Price shall be adjusted in the event the Company shall at any time (i) make a subdivision of or combine shares of Common Stock outstanding or (ii) pay a dividend or make a distribution in cash, in kind, or in securities of any kind (including, but not limited to, any stock split). In the event the Company makes a subdivision of shares of Common Stock or pays a dividend or makes a distribution in cash, in kind, or in securities of any kind, the Conversion Price in effect immediately prior to such action shall be appropriately decreased, and in the event the Company shall at any time combine the shares of Common Stock outstanding, the Conversion Price in effect immediately prior to such combination shall be appropriately increased. An adjustment made pursuant to this Section 1.3(b) shall, in the event of a subdivision or combination, become effective retroactively immediately after the effective date thereof, and shall, in the event of a dividend or distribution, become effective retroactively immediately after the record date for the determination of stockholders entitled thereto. Whenever the Conversion Price is adjusted, pursuant to this Section 1.3(b), the Company shall promptly cause a notice to be given to such holder of this Note which will state the adjusted Conversion Price.

          (c) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of the entire Maximum Principal Balance of the Loan. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

          (d) The Company covenants that if shares of Common Stock to be issued upon conversion of this Note require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

          (e) The issuance of certificates for shares of Common Stock upon the conversion of this Note shall be made without charge to the converting Noteholder for any tax in respect of the issuance of such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder of this Note; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of this Note, and the Company shall not be required to issue or deliver such certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

               (f) Conversion of any portion of the principal balance of this Note shall not relieve the Company of its obligation to pay any accrued but unpaid interest on the portion of the principal balance of this Note so converted.

               (g) To the extent that any portion of this Note is not converted into shares of Common Stock, such portion shall remain a secured debt of the Company payable in accordance with the terms of the Loan Agreement.


                                   ARTICLE II

                                    Advances
                                    --------

          2.1 Loan advances may be made from time to time by Boston Chicken to the Company in the manner and on the terms and subject to the conditions set forth in the Loan Agreement. Upon granting each loan advance, Boston Chicken shall record the making and amount of such advance on its books in a separate loan account, and shall also record in the loan account all payments made by the Company with respect to the Loan. The aggregate amount of all loan advances recorded in the loan account, less the amounts of payment of principal made by the Company and recorded in such account, shall be the principal amount outstanding under this Note. The loan account shall be prima facie evidence of the unpaid amount of principal outstanding under this Note; provided, however, that failure to maintain such account or record any advances therein shall not relieve the Company of its obligations to repay the outstanding principal amount of the Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Note.

                                  ARTICLE III

                     Default, Rights and Remedies of Holder
                     --------------------------------------

          3.1 The occurrence of a Default shall be a default under this Note. Upon any default under this Note, the holder of this Note may declare this Note due and payable in full and exercise such other rights and remedies as are available to the holder under the Loan Agreement or applicable law.

          3.2 If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Company promises to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights with respect to the Collateral, to the extent allowed by the laws of the State of Colorado or any state in which any Collateral is situated.

                                   ARTICLE IV

                                 Miscellaneous
                                 -------------

          4.1 THIS NOTE HAS BEEN DELIVERED IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF, THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          4.2 The holder of this Note may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party, or any other party to this Note (i) extend the time for payment of either principal or interest from time to time, (ii) release or discharge any one or more parties liable on this Note, (iii) suspend the right to enforce this Note with respect to any persons, (iv) change, exchange, or release any property in which the holder has any interest securing this Note,
(v) justifiably or otherwise, impair any of the Collateral or suspend the right to enforce against any such Collateral, and (vi) at any time it deems it necessary or proper, call for and, should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

          4.3 Any provision herein, or in the Loan Agreement, or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Boston Chicken nor any holder hereof shall in any event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that Boston Chicken or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Note at the time in question. If any construction of this Note or the Loan Agreement, or any and all other papers, agreements or commitments, indicate a different right given to Boston Chicken or any holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, the Loan Agreement, and all other documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that Boston Chicken or any holder hereof ever receives, collects, or applies as interest, any sum in excess of the maximum amount permitted by applicable law, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted by applicable law, if any, the Company and any holder hereof shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense or fee rather than as interest, and (b) "spread" the total amount of interest throughout the entire term of this Note.

          IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name by the undersigned officer, thereunto duly authorized.


                                       HFMI ACQUISITION CORPORATION

                                       By:___________________________
                                       Title: __________________________

                                  EXHIBIT B-1

                FORM OF CERTIFICATE TO ACCOMPANY INITIAL ADVANCE

                    CERTIFICATE TO ACCOMPANY INITIAL ADVANCE

     The undersigned, the _____________ of HFMI Acquisition Corporation (the "Company"), borrower under that certain Secured Loan Agreement dated as of January ___, 1997, as amended from time to time (the "Loan Agreement") between the Company and Boston Chicken, Inc. ("Boston Chicken"), hereby requests an Advance under the Loan Agreement in the amount of $_____________ to be made on January ___, 1997. In support of this request, the Company hereby represents, warrants and certifies to Boston Chicken as follows:

     1. The representations and warranties contained in Article IV of the Loan Agreement and in the Security Instruments delivered in connection therewith are true and correct on and as of the date hereof, and will be true and correct on the date the Advance is made pursuant to this Certificate.

     2.   No Default or Event of Default has occurred and is continuing.

     3. There has been no material adverse change in the financial conditions, results of operations, assets or business of the Company since January ___, 1997.

     4. The amount of the Advance is required and will be used by the Company for the purposes permitted under in the Loan Agreement and for no other purpose. The amount of the Advance is the amount the Company reasonably expects to expend within the 30-day period immediately following the date hereof for working capital.

     5. After giving effect to the Advance, the Company is in compliance with the Borrowing Ratio.

     Capitalized terms used but not defined herein have the meanings ascribed thereto in the Loan Agreement.

                                       HFMI ACQUISITION CORPORATION


                                       By:__________________________________
                                       Its: ________________________________

                                  EXHIBIT B-2

                   FORM OF CERTIFICATE TO ACCOMPANY ADVANCES

                                  CERTIFICATE

     The undersigned, the ________________ of HFMI Acquisition Corporation (the "Company"), borrower under that certain Secured Loan Agreement dated as of _______________, 19__ (the "Loan Agreement") between the Company and Boston Chicken, Inc. ("Boston Chicken"), hereby certifies to Boston Chicken as follows:

     1. Loan proceeds in the aggregate amount of $_______________ were disbursed by Boston Chicken for the benefit of the Company under the Loan Agreement during the two-week borrowing period ended ____________, 199__ (the "Borrowing Period"). The Company confirms that (a) Boston Chicken was authorized to disburse such amount on behalf of the Company, and (b) such amount was required and used by the Company for the purposes permitted under the Loan Agreement and for no other purpose.

     2. As of _______________, 199___, the outstanding principal balance of the Loan is $____________________.

     3. The representations and warranties contained in Article IV of the Loan Agreement and in the Security Instruments delivered in connection therewith were true and correct at all times during the Borrowing Period, are true and correct on and as of the date hereof, and will be true and correct at all times during the next succeeding two-week borrowing period.

     4.   No Default or Event of Default has occurred and is continuing.

     5. There has been no material adverse change in the financial conditions, results of operations, assets or business of the Company since ________________,
______.

     6. After giving effect to the Advances during the Borrowing Period, the Company is in compliance with the Borrowing Ratio.

     7. Boston Chicken is entitled to rely on this Certificate and the representations contained herein when disbursing loan proceeds during the next succeeding two-week borrowing period.

     Capitalized terms used but not defined herein have the meanings ascribed thereto in the Loan Agreement.

                                       HFMI ACQUISITION CORPORATION


                                       By:_____________________________
                                       Its:  __________________________

                                   EXHIBIT C

                       SUBSIDIARY STOCK PLEDGE AGREEMENT

                       SUBSIDIARY STOCK PLEDGE AGREEMENT


     This Subsidiary Stock Pledge Agreement ("Pledge Agreement"), dated ____________, 1997 is made and entered into by and between
______________________, a Delaware corporation (the "Company") and Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                    Recitals
                                    --------

     1. The Company owns _______ shares of common stock of _____________________________ a Delaware corporation (the "Pledged Subsidiary"), which is 100% of the issued and outstanding capital stock thereof.

     2. The Company has entered into a Secured Loan Agreement dated as of January ___, 1997 (the "Loan Agreement") with Boston Chicken pursuant to which Boston Chicken has agreed on the terms and subject to the conditions therein, to make a Loan (as defined in the Loan Agreement) to the Company, which Loan is evidenced by a promissory note of even date herewith from the Company to Boston Chicken (the "Note").

     3. As an inducement to Boston Chicken to enter into the Loan Agreement and as a condition to the effectiveness of Boston Chicken's obligations under the Loan Agreement, the Company has agreed, among other things, to pledge to Boston Chicken, and grant a first-priority security interest to Boston Chicken, in and to, 100% of the issued and outstanding capital stock of the Pledged Subsidiary.

     NOW, THEREFORE, the Company and Boston Chicken have agreed as follows:

     1. Certain Definitions. The capitalized terms and phrases not otherwise defined herein, shall have the meanings given them in the Loan Agreement, and the following terms or phrases shall have the following meanings:

          "Affiliate" shall mean, with respect to a specified person, any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

          "Collateral" shall mean the Pledged Shares and any other property in which Boston Chicken acquires a security interest pursuant to this Pledge Agreement to secure any indebtedness or other obligation of the Company to Boston Chicken.

          "Default" shall have the meaning given it in Section 10 of this Pledge Agreement.

          "Pledged Shares" shall mean all the issued and outstanding shares of the capital stock of the Pledged Subsidiary owned by the Company, the certificates representing those shares and any stock powers executed by the Company in connection with those shares.

          "Secured Obligations" shall mean the obligations secured by this Pledge Agreement described in Section 3 of this Pledge Agreement.

     2. Grant of Security Interest. (a) The Company hereby grants to Boston Chicken a security interest in all of its right, title, and interest in and to the Pledged Shares. The Company further grants to Boston Chicken a security interest in any stock rights, rights to subscribe, liquidating dividends, dividends paid in stock, new securities, or any other property to which the Company is or may hereafter become entitled to receive whether on account of the Pledged Shares or otherwise. If the Company receives additional property of such nature, it shall immediately deliver such property to Boston Chicken to be held by Boston Chicken in the same manner as the property held pursuant to this Pledge Agreement.

               (b) The Company grants a further security interest to Boston Chicken in the proceeds or products of any sale or other disposition of the Pledged Shares.

     3. Obligations Secured. The security interest created hereby secures payment and performance of (a) the indebtedness evidenced by the Note, and all obligations contained in the Note, (b) all of the other obligations, agreements, covenants, and representations of the Company under the Loan Agreement whether or not, either on the date of this Pledge Agreement or thereafter, evidenced by any note, instrument, or other writing, and (c) any and all other indebtedness, obligation, or liability of the Company to Boston Chicken, however evidenced, whether existing on the date of this Pledge Agreement or arising thereafter, direct or indirect, absolute or contingent, joint and/or several.

     4. Representations and Warranties. To induce Boston Chicken to enter into this Pledge Agreement, the Company represents and warrants as follows:

               (a) The Company has full right, power, and capacity to enter into and perform this Pledge Agreement; and this Pledge Agreement has been duly authorized, executed and delivered and constitutes a legal, valid, and binding obligation of the Company enforceable in accordance with its terms.

               (b) The Company has good and marketable title to the Pledged Shares, and the Pledged Shares are not subject to any lien, charge, pledge, encumbrance, claim, or security interest other than the security interest created by this Pledge Agreement.

               (c) The Pledged Shares constitute one hundred percent (100%) of the issued and outstanding equity interest of the Pledged Subsidiary.

               (d)  The Pledged Shares are fully paid and nonassessable.

          (e) The Company has not entered into any stock restriction or purchase agreement with respect to the Pledged Shares which would in any way restrict the sale, pledge, or other transfer of the Pledged Shares or of any interest in or to the Pledged Shares.

     5. Duration of Security Interest. Boston Chicken, its successors and assigns, shall hold the Pledged Shares and security interest created hereby upon the terms of this Pledge Agreement, and this security interest shall continue until all the Secured Obligations have been paid in full.

     6. Maintaining Freedom from Liens. The Company shall keep the Pledged Shares and other Collateral free and clear of liens and shall pay all amounts, including taxes, assessments, or charges, which might result in a lien against the Pledged Shares or other Collateral if left unpaid. If any such lien, assessment, claim, or charge shall nevertheless exist, and the Company fails to pay such amounts promptly, Boston Chicken may, but is not obligated to, pay such amounts, and such payment shall be conclusive evidence of the legality or validity thereof. The Company shall promptly reimburse Boston Chicken for any such payments, and until reimbursement, such payments shall be a part of the Secured Obligations.

     7.   Certain Rights Respecting Pledged Shares.

          (a) The Company shall continue to be the owner of the Pledged Shares and other Collateral so long as no Default has occurred and is continuing and may collect and retain all cash dividends now or hereafter payable on or on account of the Pledged Shares and other Collateral which are permitted under the Loan Agreement, and, so long as no Default has occurred, may exercise voting rights with respect to the Pledged Shares and other Collateral.

          (b) The Company shall not sell, transfer, or attempt to sell or transfer the Pledged Shares or other Collateral, or any part thereof or interest therein, without the prior express written consent of Boston Chicken. Any such consent of Boston Chicken shall not constitute the release by Boston Chicken of its interest in the Pledged Shares or other Collateral, and any such sale or transfer consented to shall transfer the Pledged Shares or other Collateral subject to the security interest of Boston Chicken. Any such transfer shall be subject to the transferee stockholder's agreement to be bound by the terms and subject to the conditions of this Pledge Agreement, such agreement to be evidenced by the transferee stockholder's execution of this Pledge Agreement.

          (c) Boston Chicken, at its option upon any Default, may exercise all voting rights and privileges whatsoever with respect to the Pledged Shares and other Collateral, including, without limitation, the right to receive dividends, and to that end the Company hereby constitutes any officer of Boston Chicken as its proxy and attorney-in-fact for all purposes of voting the Pledged Shares and other Collateral after any Default at any annual regular or special meeting of the Company, and this appointment shall be deemed coupled with an interest and is and shall be irrevocable until all of the Secured Obligations have been fully paid and terminated, and all persons whatsoever shall be conclusively entitled to rely upon any oral or written certification of Boston Chicken that it is entitled to vote the Pledged Shares and other Collateral hereunder. The Company shall execute and deliver to Boston Chicken any additional proxies and powers of attorney that Boston Chicken may desire in its own name in order to exercise the rights expressly granted to Boston Chicken under this Section 7(c). In addition to any other voting rights, Boston Chicken may, upon any Default, vote the Pledged Shares and other Collateral to remove the directors and officers of the Pledged Subsidiary, or any of them, and to elect new directors and officers of the Pledged Subsidiary, who may thereafter manage the affairs of the Pledged Subsidiary, operate its properties and carry on its business and otherwise take any action with respect thereto as it shall deem necessary and appropriate, and may also liquidate its business, and may authorize the borrowing of money in the name of the Pledged Subsidiary, and the pledge of its assets to secure such borrowing.

     8. Issuance or Acquisition of New Stock or Sale of Treasury Shares; Mergers, Sales and Other Disposition of Assets. The Company shall not permit the Pledged Subsidiary to (a) issue new shares of its capital stock, or any options, subscription rights, or warrants with respect thereto, (b) sell any treasury shares, (c) merge into or with or consolidate with any other entity,
(d) sell or otherwise transfer any part of its assets (except in the ordinary course of business) or (e) liquidate or dissolve or take any action with a view toward liquidation or dissolution, in each case without Boston Chicken's prior written consent.

     9. Delivery of Certificates and Stock Powers. Upon execution of this Pledge Agreement, the Company shall deliver to Boston Chicken the share certificates representing the Pledged Shares in form suitable for transfer together with executed blank stock powers. If for any reason the Company acquires any interest in any additional capital stock of the Pledged Subsidiary, the Company shall immediately deliver certificates representing that stock in form suitable for transfer and blank stock powers to Boston Chicken to be held by Boston Chicken in the same manner as the Pledged Shares, and such stock shall be pledged under this Pledge Agreement and constitute a part of the Collateral.

     10. Default. At the option of Boston Chicken, the occurrence of any Default (as defined in the Loan Agreement) under the Loan Agreement shall constitute a default under this Pledge Agreement.

     11. Remedies. (a) Upon the occurrence of any Default, Boston Chicken shall have all of the rights and remedies provided by law and/or by this Pledge Agreement, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Company hereby authorizes Boston Chicken to hold such Pledged Shares or to sell all or any part of the Pledged Shares at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including the reasonable attorneys' fees and disbursements incurred by Boston Chicken) and then to the payment of the other Secured Obligations. Boston Chicken may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Pledged Shares in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing indebtedness or other obligations owed to Boston Chicken. Boston Chicken shall be under no obligation to preserve rights against prior parties.

          (b) The Company agrees and acknowledges that because there may be no public market for the Pledged Shares and because of applicable securities laws, a public sale of the Pledged Shares may not be possible or advisable and sales at a private sale may be on terms less favorable than if such Pledged Shares were sold at a public sale and may be at a price less favorable than a public sale. The Company agrees that all such private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

     12. Exercise of Remedies. The rights and remedies of Boston Chicken shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. Notwithstanding the foregoing, Boston Chicken shall be entitled to recover by the cumulative exercise of all remedies no more than the sum of (a) the Secured Obligations remaining outstanding at the time of the exercise of remedies, plus (b) the costs, fees, and expenses Boston Chicken is otherwise entitled to recover.

     13. Return of Collateral. Boston Chicken may at any time deliver the Pledged Shares or other Collateral, or any part thereof, to the Company. The receipt by the Company of the Pledged Shares or other Collateral, or any part thereof, shall be a complete and full discharge of Boston Chicken, and Boston Chicken shall be discharged from any liability or responsibility with respect thereto.

     14. Communications and Notices. (a) Any requirement of the Uniform Commercial Code of reasonable notice shall be met if such notice is given at least five business days before the time of sale, disposition, or other event or thing giving rise to the requirement of notice.

          (b) All communications and notices shall be in writing and shall be deemed to have been duly given if delivered personally to the party to whose attention the notice is directed or sent by overnight express, facsimile transmission, express mail delivery service, or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as set forth in Section 9.4 of the Loan Agreement. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given when so delivered. Any notice delivered by facsimile transmission shall be deemed to have been given on the earlier of the date it is actually received or one day after such transmission. Any notice delivered by overnight express courier will be deemed to have been given on the next succeeding business day after the day it is sent to the intended recipient at the address set forth above, and any notice delivered by registered or certified mail or express mail delivery service shall be deemed to have been duly given on the earlier of the date it is actually received or three business days after it is sent to the intended recipient at the address set forth above.

     15. Further Assurances. The Company shall sign any such other documents or instruments, and take such other action, as Boston Chicken may request to more fully create and maintain, or to verify, ratify, or perfect the security interest intended to be created by this Pledge Agreement.

     16. Multiple Counterparts. This Pledge Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement or the terms thereof to produce or account for more than one such counterpart.

     17. Miscellaneous (a) Failure by Boston Chicken to exercise any right shall not be deemed a waiver of that right, and any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of Boston Chicken shall continue in full force and effect until such right is specifically waived in writing signed by Boston Chicken.

          (b) If any provision of this Pledge Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of the Pledge Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and the provisions of this Pledge Agreement shall be severable in any such instance.

          (c) The headings of the sections of this Pledge Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Pledge Agreement.

          (d) This Pledge Agreement shall benefit Boston Chicken, its successors and assigns, and all obligations of the Company shall bind their successors and assigns. The Company acknowledges that Boston Chicken may assign or otherwise transfer (in whole or in part) the Note, the Loan Agreement, or this Pledge Agreement to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to Boston Chicken thereunder (including the benefits under this Pledge Agreement).

          (E) THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

          (f) This Pledge Agreement and the Loan Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior understandings with respect to the subject matter hereof. No change, modification, addition, or termination of this Pledge Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

          (g) The Company agrees that any legal action or proceeding with respect to this Pledge Agreement or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid addressed to the Company at the address for notices as provided in
Section 14 hereof. Nothing in this paragraph shall affect the right of Boston Chicken to serve process in any other manner permitted by law or limit the right of Boston Chicken to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     18. Waiver of Jury Trial. No party to this instrument, which includes any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, any related instrument, or the dealings or the relationship between the parties. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

     THE PROVISIONS OF THIS SECTION 18 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BOSTON CHICKEN IN ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto executed this Pledge Agreement to be effective as of the date and year first above written.

                              ____________________________________


                              By:   ____________________________________
                              Its:  ____________________________________


                              BOSTON CHICKEN, INC.


                              By:    ___________________________________
                              Title: ___________________________________

                                   EXHIBIT D

                         SUBSIDIARY SECURITY AGREEMENT

                         SUBSIDIARY SECURITY AGREEMENT



          THIS SECURITY AGREEMENT, dated as of February __, 1997 (this "Security Agreement"), is made by _________________________________ (the "Company"), in
favor of Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                 WITNESSETH:

          WHEREAS, Boston Market International, Inc., a Delaware corporation (the "Borrower") has entered into a Secured Loan Agreement, dated as of January __, 1997 (the "Loan Agreement"), with Boston Chicken and pursuant to which Boston Chicken has agreed on the terms and conditions therein, to make a Loan (as defined in the Loan Agreement) to the Borrower; and

          WHEREAS, the Company is a wholly-owned subsidiary of the Borrower;

          WHEREAS, as a condition to the effectiveness of Boston Chicken's obligations under the Loan Agreement, the Company has agreed, among other things, to grant to Boston Chicken a first-priority security interest in and to the Collateral hereinafter described;

          NOW, THEREFORE, to secure (a) the payment of the principal sum of [Seventeen Million Dollars ($17,000,000)], together with interest thereon, in accordance with the terms of a convertible secured promissory note dated January __, 1997, issued by the Borrower pursuant to the Loan Agreement (the "Note"),
(b) the performance of the covenants herein contained and any monies expended by Boston Chicken in connection therewith, (c) the payment of all obligations and performance of all covenants of the Borrower under the Loan Agreement, the Subsidiary Stock Pledge Agreement and all other Security Instruments (as defined in the Loan Agreement) and any other documents, agreements or instruments between the Borrower or the Company and Boston Chicken given in connection therewith, and (d) any and all other indebtedness, obligations and liabilities of any kind of the Borrower and/or the Company to Boston Chicken now or hereafter existing, direct or indirect, absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Company as principal, surety, endorser, guarantor, accommodation party or otherwise (all of the aforesaid indebtedness, obligations and liabilities of the Borrower and/ or the Company being herein called the "Secured Obligations", and all of the documents, agreements and instruments between the Company and Boston Chicken evidencing or securing the repayment of, or otherwise pertaining to the Secured Obligations being herein collectively called the "Operative Documents"), for value received and pursuant to the Loan Agreement, the Company hereby grants, assigns and transfers to Boston Chicken a security interest in and to the following described property whether now owned or existing or hereafter acquired or arising and wherever located (all of which is herein collectively called the "Collateral"):

     (a) all of the Company's real estate, accounts, equipment (including, but not limited to machinery, furniture, fixtures, tools, vehicles, and other tangible property), inventory, chattel paper, leasehold improvements, contract rights (including its rights as lessee under all leases of real property), general intangibles, deposit accounts, tax refunds, instruments, notes, letters of credit, documents, and documents of title;

     (b) all insurance proceeds of or relating to any of the foregoing;

     (c) all of the Company's books, records, and computer programs and data relating to any of the foregoing; and

     (d) all accessories and additions to, and substitutions for, and replacements, products and proceeds of, any of the foregoing.

     1. Representations, Warranties, Covenants and Agreements. The Company further represents, warrants, covenants, and agrees with Boston Chicken as follows:

     (a) Ownership of Collateral; Security Interest Priority At the time any Collateral becomes subject to a security interest of Boston Chicken hereunder, unless Boston Chicken shall otherwise consent, the Company shall be deemed to have represented and warranted that (i) the Company is the lawful owner of such Collateral and has the right and authority to subject the same to the security interest of Boston Chicken; (ii) none of the Collateral is subject to any lien other than that in favor of Boston Chicken and there is no effective financing statement covering any of the Collateral on file in any public office, other than in favor of Boston Chicken. This Security Agreement creates in favor of Boston Chicken a valid and perfected first-priority security interest in the Collateral enforceable against the Company and all third parties and securing the payment of the Secured Obligations and all filings and other actions necessary or desirable to create, preserve or perfect such security interests have been duly taken.

     (b) Location of Offices, Records and Facilities. The Company's chief executive office and chief place of business and the office where the Company keeps its records concerning its accounts, contract rights, chattel paper, instruments, general intangibles and other obligations arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of __________, County of __________ at _____________ _________________. The Company will provide
Boston Chicken with prior written notice of any proposed change in the location of its chief executive office and will not change the location of its chief executive office without the prior written consent of Boston Chicken. The federal tax identification number of the Company is __________________________. The name of the Company is _____________________, and the Company operates under no other names

[except for _______________]. The Company shall not change its name without the prior written consent of Boston Chicken.

     (c) Location of Inventory, Fixtures, Machinery and Equipment. All Collateral consisting of inventory, fixtures, machinery or equipment is, and will be, located within the States of ________________________________________,
and at no other locations without the prior written consent of Boston Chicken. If the Collateral described in this paragraph 1(c) is kept at leased locations or warehoused, the Company has obtained appropriate landlord's lien waivers or appropriate warehousemen's notices have been sent, each satisfactory to Boston Chicken, unless waived by Boston Chicken.

     (d) Liens, Etc. The Company will keep the Collateral free at all times from any and all liens, security interests or encumbrances other than those described in paragraph 1(a)(ii) and those consented to in writing by Boston Chicken. The Company will not, without the prior written consent of Boston Chicken, sell or lease, or permit or suffer to be sold or leased, any of the Collateral except inventory which is sold or, subject to Boston Chicken's security interest therein, is leased in the ordinary course of the Company's business, and tangible Collateral, which is disposed of in the ordinary course of the Company's business as being obsolete. Boston Chicken or its attorneys may at any and all reasonable times inspect the Collateral and for such purpose may enter upon any and all premises where the Collateral is or might be kept or located.

     (e) Insurance. The Company shall keep the tangible Collateral insured at all times against loss by theft, fire and other casualties and shall otherwise comply with the insurance provisions set forth in Section 5.4 of the Loan Agreement.

     (f) Taxes, Etc. The Company will pay promptly, and within the time that they can be paid without interest or penalty, any taxes, assessments and similar imposts and charges, not being contested in good faith, which are now or hereafter may become a lien, charge or encumbrance upon any of the Collateral. If the Company fails to pay any such taxes, assessments or other imposts or charges in accordance with this Section, Boston Chicken shall have the option to do so and the Company agrees to repay forthwith all amounts so expended by Boston Chicken with interest at the default rate set forth in the Loan Agreement.

     (g) Further Assurances. The Company will do all acts and things and will execute all financing statements and writings requested by Boston Chicken to establish, maintain and continue a perfected and valid security interest of Boston Chicken in the Collateral, and will promptly on demand pay all reasonable costs and expenses of filing and recording all instruments, including the costs of any searches deemed necessary by Boston Chicken to establish and determine the validity and the priority of Boston Chicken's security interests. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

     (h) Maintenance of Tangible Collateral. The Company will cause the tangible Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the tangible Collateral as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements made in connection therewith which are necessary or desirable to such end. The Company shall promptly furnish to Boston Chicken a statement respecting any loss or damage to any of the tangible Collateral.

     (i) Maintenance of Intangible Collateral. The Company shall preserve and maintain all rights of the Company and Boston Chicken in the intangible Collateral, including without limitation the payment of all maintenance fees and the taking of appropriate action at the Company's expense to halt the infringement of any of the intangible Collateral.

     (j) Special Rights Regarding Accounts Receivable. Boston Chicken or any of its agents may, at any time and from time to time in its sole discretion and irrespective of the existence of any event of default under this Security Agreement, verify directly with the Company's account debtors the accounts pledged hereunder in any manner. Boston Chicken or any of its agents may, at any time from time to time in its sole discretion, notify the Company's account debtors of the security interest of Boston Chicken in the Collateral and/or direct such account debtors that all payments in connection with such obligations and the Collateral be made directly to Boston Chicken in Boston Chicken's name. If Boston Chicken or any of its agents shall collect such obligations directly from the Company's account debtors, Boston Chicken or any of its agents shall have the right to resolve any disputes relating to returned goods directly with the Company's account debtors in such manner and on such terms as Boston Chicken or any of its agents shall deem appropriate. The Company directs and authorizes any and all of its present and future account debtors to comply with requests for information from Boston Chicken, Boston Chicken's designees and agents and/or auditors, relating to any and all business transactions between the Company and the Company's account debtors. The Company further directs and authorizes all of its account debtors upon receiving a notice or request sent by Boston Chicken or Boston Chicken's agents or designees to pay directly to Boston Chicken any and all sums of money or proceeds now or hereafter owing by the Company's account debtors to the Company, and any such payment shall act as a discharge of any debt of such account debtor to the Company in the same manner as if such payment had been made directly to the Company. The Company agrees to take any and all action as Boston Chicken may request to assist Boston Chicken in exercising the rights described in this Section.

     2. Events of Default. The occurrence of any Default specified in the Loan Agreement shall be deemed a default under this Security Agreement.

     3. Remedies. Upon the occurrence of any such event of default, Boston Chicken shall have and may exercise any one or more of the rights and remedies provided to it under this Security Agreement or any of the other Operative Documents or provided by law, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Company hereby agrees to assemble the Collateral and make it available to Boston Chicken at a place to be designated by Boston Chicken which is reasonably convenient to both parties, authorizes Boston Chicken to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements, incurred by Boston Chicken) and then to the payment of the indebtedness and satisfaction of other Secured Obligations. Any requirement of reasonable notice shall be met if Boston Chicken sends such notice to the Company, by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to a required notice. Boston Chicken may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Secured Obligations. Boston Chicken shall have no obligation to preserve rights against prior parties. The Company hereby waives as to Boston Chicken any right of subrogation or marshaling of such Collateral and any other collateral for the Secured Obligations. To this end, the Company hereby expressly agrees that any such collateral or other security of the Company or any other party which Boston Chicken may hold, or which may come to any of them or any of their possession, may be dealt with in all respects and particulars as though this Security Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which Boston Chicken or the Company does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Company shall be liable for any deficiency remaining after disposition of the Collateral.

     4. Remedies Cumulative. No right or remedy conferred upon or reserved to Boston Chicken under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of Boston Chicken under any Operative Document or under applicable law may be exercised from time to time and as is often as may be deemed expedient by Boston Chicken. To the extent that it lawfully may, the Company agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may effect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

     5. Conduct No Waiver. No waiver of default shall be effective unless in writing executed by Boston Chicken and waiver of any default or forbearance on the part of Boston Chicken in enforcing any of its rights under this Security Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

     6. Governing Law; Definitions. This Security Agreement is a contract made under, and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the laws of the State of Colorado applicable to contracts made and to be performed entirely within such State. Terms used but not defined herein shall have the respective meaning ascribed thereto in the Loan Agreement. Unless otherwise defined herein or in the Loan Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of Colorado are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     7. Notices. All notices, demands, requests, consents and other communications hereunder shall be delivered and shall be effective in the manner specified in Section 9.4 of the Loan Agreement.

     8. Rights Not Construed as Duties. Boston Chicken neither assumes nor shall it have any duty of performance or other responsibility under any contracts in which Boston Chicken has or obtains a security interest hereunder. If the Company fails to perform any agreement contained herein, Boston Chicken may but is in no way obligated to itself perform, or cause performance of, such agreement, and the expenses of Boston Chicken incurred in connection therewith shall be payable by the Company under paragraph 11.

     9. Amendments. None of the terms and provisions of this Security Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto.

     10. Severability. If any one or more provisions of this Security Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

     11. Expenses. The Company agrees to indemnify Boston Chicken from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Boston Chicken's gross negligence or willful misconduct.

     12. Successors and Assigns; Termination. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until full payment and performance of the Secured Obligations (b) be binding upon the Company, its successors and assigns and (c) inure, together with the rights and remedies of Boston Chicken hereunder, to the benefit of Boston Chicken and its successors, transferees and assigns. Upon the full payment and performance of the Secured Obligations the security interests granted hereby shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, Boston Chicken will, at the Company's expense, execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

     IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed as of the day and year first set forth above.

                                    __________________________________________


                                    By:
                                        ______________________________________

                                    Its:
                                        ______________________________________

                                 SCHEDULE  4.15

                        INTELLECTUAL PROPERTY AGREEMENTS



  . Transfer Agreement between and among Harry's Farmers Market, Inc., HFMI Trust, and HFMI Acquisition Corporation, dated as of January 31, 1997; and

  . HFMI License Agreement between HFMI Trust and Harry's Farmers Market, Inc., dated as of January 31, 1997; and

  . Administration and Servicing Agreement between and among HFMI Acquisition Corporation and Harry's Farmers Market, Inc., dated as of January 31, 1997; and

  . Newco License Agreement between HFMI Trust and HFMI Acquisition Corporation, dated as of January 31, 1997; and

  . Trust Agreement between and among Wilmington Trust Company, HFMI Acquisition Corporation, and Harry's Farmers Market, Inc., dated as of January 31, 1997.